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                                                                   EXHIBIT 10.44

                        STANDARD INDUSTRIAL GROSS LEASE

This STANDARD INDUSTRIAL GROSS LEASE ("Lease") is entered into as of December 12, 1996, by and between Sorrento Business Complex, a Limited Partnership ("Landlord"), and Sequenom, Inc., a California Corporation ("Tenant").

1.   BASIC LEASE TERMS.

     The basic terms of the Lease set forth in this Article 1 shall be read in conjunction with the other Articles of this Lease, which define and explain the basic terms.

     1.1  Address for Notice (see Section 24.19):

     Landlord:     11750 Sorrento Valley Road
                   San Diego, CA 92121

     Tenant:       At the Premises, or
                   ----------------
                   Address for Tenant other than  at the Premises (required):

                   -------------------------------------------------------------
                   -------------------------------------------------------------

1.2  Description of Premises:

     Center Name:  Sorrento Business Complex

     Address:      11555 Sorrento Valley Road
                   San Diego, CA 92121

     Suite/Unit:   see Exhibit "A"

     Approximate Rentable Square Footage (see Exhibit "A"):  11,971

1.3  Commencement Date:  April 1, 1997.

1.4 Lease Term (see Article 3): Approximately three (3) years and -0- months, beginning on the Commencement Date and ending on the last day of the calendar month of March, 2000 (the "Expiration Date").

1.5 Minimum Monthly Rent: $12,000.00 per month for the first Lease Year, as provided in Article 4. The Minimum Monthly Rent shall be increased on the first day of the second Lease Year and each Lease Year thereafter to be fixed as follows: 4/l/98 - 3/31/99 - $18,585 per month; 4/l/99 - 3/31/2000
     - $19,235 per month.

1.6  Security Deposit:  $12, 000.00 (see Article 5).

1.7  Base Years:

     (a) Base Year for Real Property Taxes (paid by Landlord): Tax Year 1996 - 1997 (see Article 8).
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     (b)  Base Year for Insurance Premiums (paid by Landlord):  1997 (see
          Article 9).

1.8 Permitted Use (see Article 11): the legal office, research and development, storage and science related uses associated with a biotechnology company and for no other use.

1.9   Tenant's Guarantor (if none, so state):  none

1.10  Tenant's Parking Spaces (Unassigned) (see Section 11.6):  thirty-six (36)

1.11 Landlord's Broker (if none, so state): Asset Management Group Tenant's Broker (if none, so state): John Burnham & Company

1.12 Additional Provisions: The following additional provisions are attached to and made a part of this Lease (if none, so state): First Addendum

1.13  Exhibits:  The following Exhibits are attached to and made a part of this
      Lease:

      Exhibit "A"  Description of Premises
      Exhibit "B"  Rules and Regulations
      Exhibit "C"  Sign Criteria

2.    LEASE OF PREMISES.

      Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the premises (the "Premises") described in Section 1.2, which are indicated on the site/floor plan attached as Exhibit "A". The Premises are part of the office or industry center identified in Section 1.2 (the "Center"). The approximate Rentable Square Footage identified in Section 1 ___________ measurement of the net leasable floor area of the Premises, as determined by Landlord and applied on a consistent basis throughout the Center.

3.    LEASE TERM.

      3.1 Commencement. The term of this Lease (the "Lease Term") shall commence on the Commencement Date stated in Section 1.3 and shall continue for the period stated in Section 1.4, unless sooner terminated pursuant to any provision of this Lease.

      3.2 Delay In Commencement. If Landlord cannot deliver possession of the Premises to Tenant on the Commencement Date specified in Section 1 .3 for any reason, Landlord shall not be subject to any liability therefor. Such non-delivery shall not affect the validity of this Lease nor the obligations of Tenant hereunder. However: (a) Tenant shall not be obligated to pay rent until possession of the Premises is delivered to Tenant, (b) if possession of the Premises is not delivered to Tenant within thirty (30) days of the Commencement Date, the last day of the Lease Term shall be extended by the total number of days that possession is so delayed, plus the minimum number of additional days necessary to make the Expiration Date the last day of a calendar month, and (c) if Landlord has not delivered possession of the Premises within ninety (90) days after the Commencement Date, Tenant may elect to terminate this Lease by delivering written notice to Landlord within ten (10) days thereafter, in which event the parties shall be discharged from all further obligations hereunder.

      3.3 Early Occupancy. If Tenant occupies the Premises prior to the Commencement Date, such occupancy shall be subject to all provisions of this Lease. Such occupancy shall not advance the Expiration Date.

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4.   RENT.

     4.1 Minimum Monthly Rent. Tenant shall pay minimum monthly rent ("Minimum Monthly Rent") in the initial amount stated in Section 1.5, which amount shall be subject to increase as provided in Sections 1.5 and 4.3. Tenant shall pay the Minimum Monthly Rent on or before the first day of each calendar month, in advance, at the office of Landlord or at such other place designated by Landlord, without deduction, offset or prior demand. If the Commencement Date is not the first day of a calendar month, the rent for the partial month at the beginning of the Lease Term shall be prorated on a per diem basis and shall be due on the first day of such partial month.

     4.2 Lease Year. As used in this Lease, the term "Lease Year" means (i) the first period of twelve full calendar months following the Commencement Date (including, if the Commencement Date is not the first day of a calendar month, the period between the Commencement Date and the next first day of the month),
(ii) each period of twelve full calendar months thereafter, and(iii) any remaining period at the end of the Lease Term of less than twelve full calendar months.

     4.3  Deleted.

     4.4 Additional Rent. All charges payable by Tenant in addition to Minimum Monthly Rent shall constitute Additional Rent to Landlord. All remedies available to Landlord for nonpayment of rent shall be available for nonpayment of any such Additional Rent. Unless this Lease provides otherwise, all Additional Rent shall be paid by Tenant, without limitation or offset, within fifteen (15) days after Tenant's receipt of a statement from Landlord. Additional Rent includes, without limitation, Maintenance and Repairs (see
Article 7), excess Real Property Taxes (see Article 8), excess insurance costs (see Article 9), Utilities (see Article 10), and attorneys' fees and costs (see
Article 24). All Minimum Monthly Rent, Additional Rent, and all other charges and monetary amounts due Landlord from Tenant hereunder shall constitute rent.

     4.5 Impounds. Landlord shall have the right, but not the obligation, to collect and impound, in advance, any or all components of Real Property Taxes and insurance costs based upon Landlord's reasonable estimate of Tenant's future liability or such amounts under this Lease. Landlord shall initially establish the monthly amount of such impound ("Monthly Impound Payments"), based upon its estimate of one-twelfth of Tenant's annual liability therefor. Landlord shall have the right, at any time during the Lease Term, to adjust the amount of the Monthly Impound Payment upon notice to Tenant. The Monthly Impound Payment shall be due and payable on the first day of each month throughout the Lease Term. Any failure to pay the Monthly Impound Payment when due shall be an Event of Default under this Lease and shall entitle Landlord to exercise any or all of its remedies available in the same manner as the failure to pay rent, including the imposition of late charges and interest, and the right of Landlord to require that future payment of the Monthly Impound Payments be made by cashier's check. Upon the occurrence of any Event of Default by Tenant hereunder, Landlord shall have the right to apply all unapplied amounts of Monthly Impound Payments to Tenant's default. Within ninety (90) days after the end of each calendar year, Landlord shall deliver to Tenant an accounting of Tenant's actual liability for Real Property Taxes and insurance costs and the estimated amounts paid by Tenant. Any overpayment by Tenant shall be credited against next Monthly Impound Payments due hereunder, or, at Landlord's option, shall be remitted to Tenant forthwith. Tenant shall pay the amount of any underpayment within fifteen (15) days after receipt of the accounting. Tenant acknowledges that the Monthly Impound Payments are

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estimates only and not a representation or the amount of Tenant's ultimate liability for Real Property Taxes and insurance costs.

5.   SECURITY DEPOSIT.

     Upon execution of this Lease, Tenant shall deposit with Landlord the amount specified in Section 1.6 (the "Security Deposit"), to be held by Landlord, without liability for interest, as security for Tenant's performance of its obligations under this Lease. Landlord shall not be required to keep the Security Deposit separate from its other accounts. Landlord may apply all or a part of the Security Deposit to any unpaid rent or other monetary payments due from Tenant (including unpaid Additional Rent or Monthly Impound Payments) or to cure any other default of Tenant hereunder and to compensate Landlord for all damage and expense sustained as a result of such default. If all or any portion of the Security Deposit is so applied, Tenant shall deposit cash sufficient to restore the Security Deposit to its original amount within fifteen (15) days after receipt of Landlord's written demand. If Tenant fully and faithfully performs each of its obligations under this Lease, the Security Deposit or any balance thereof shall be returned to Tenant within 30 days of the later of the expiration or earlier termination of this Lease or the vacation of the Premises by Tenant. At Landlord's request, Tenant shall accompany Landlord or Landlord's representative on a "walk-through" of the Premises prior to Landlord's return of the Security Deposit.

6.   COMMON FACILITIES.

     "Common Facilities" means all areas, facilities, utilities, equipment and services provided by Landlord for the common use or benefit of the occupants of the Center, and their employees, agents, customers and other invitees, including without limitation: building lobbies, common corridors and hallways, restrooms, pedestrian walkways, driveways and access roads, access facilities for disabled persons (including elevators), truck serviceways, loading docks, garages, driveways, parking lots, landscaped areas, stairways, elevators, retaining walls, all areas required to be maintained under the conditions of governmental approvals for the Center, and other generally understood public or common areas. Landlord reserves the right to relocate, alter, improve, or adjust the size and location of any Common Facilities from time to time without liability to Tenant.

7.   MAINTENANCE AND REPAIRS.

     7.1 Tenant's Obligations. Except as provided in Section 7.2 and the Addendum; Tenant shall keep the Premises in good order, condition and repair during the Lease Term, including without limitation: all nonstructural, interior, exterior, and landscaped areas, all heating, ventilation and air conditioning systems and equipment exclusively serving the Premises; all glass, glazing, windows, window moldings, partitions, doors and door hardware; all interior painting; all fixtures and appurtenances in the Premises or exclusively serving the Premises including electrical, lighting and plumbing fixtures; and all other portions of the Premises seen or unseen. Tenant shall replace at its sole cost and expense any of the systems and other portions of the Premises for which it is responsible hereunder during the Lease Term, if necessary. Tenant shall promptly replace any portion of the Premises or system or equipment exclusively serving the Premises in the Premises which cannot be fully repaired, regardless of whether the benefit of such replacement extends beyond the Lease Term. If any heating and air conditioning system or equipment exclusively serves the Premises, Tenant shall additionally obtain and keep in force a preventive maintenance contract providing for the regular (at least quarterly) inspection and maintenance of the heating and air conditioning system (including

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leaks around ducts, pipes, vents, and other parts of the air conditioning) by a reputable licensed heating and air conditioning contractor acceptable to Landlord. Prior to April 1 of each calendar year, Tenant shall deliver Landlord written confirmation from such contractor verifying that such a contract has been entered into and that the required service will be provided. Notwithstanding the foregoing, Landlord shall have the right, upon written notice to Tenant, to undertake the responsibility for preventive maintenance and repair of the heating and air conditioning system, at Tenant's sole cost and expense.

     7.2 Landlord's Obligations. Landlord shall repair and maintain the Common Facilities, and the roof, the foundations and structural portions of the Premises and any building of which the Premises are a part. Provided, however, that except to the extent paid for by insurance proceeds Tenant shall pay the
(a) the full amount of any maintenance and repairs necessitated by any act, omission, conduct or activity of, or beach of this lease by, Tenant or any of Tenant's officers, agents, customers or invitees (plus fifteen percent (15%) of the cost thereof to reimburse Landlord for overhead), and (b) any maintenance and repairs necessitated by breaking and entering of the Premises. Tenant shall pay the cost of such required repairs, as Additional Rent, within fifteen(l5)days after receipt of a statement from Landlord. There shall be no abatement of rent, and no liability of Landlord, by reason of any injury to or interference with Tenant's business arising from the making of any repairs, to any portion of the Premises or the Center. Except as provided in Article 16 (Damage and Destruction) and Article 17 (Condemnation), Landlord shall have absolutely no other responsibility to repair, maintain or replace any portion of the Premises at any time. Tenant waives the right to make repairs at Landlord's expense under California Civil Code Section 1942, or under any other law, statute or ordinance now or hereafter in effect. Landlord's obligations under this Section are not intended to alter or modify in any way the provisions of
Article 12.

     7.3 Performance By Landlord. If Tenant refuses or neglects to perform its maintenance obligations hereunder to the reasonable satisfaction of Landlord, Landlord shall have the right (but not the obligation), upon ten (10) days' prior notice to Tenant, to enter the Premises and perform such repairs and maintenance on behalf of Tenant. Landlord shall also have the right (but not the obligation), without prior notice to Tenant, to correct or remove any dangerous or hazardous condition or to repair the heating, ventilation, air-conditioning and plumbing systems and broken glass or glazing if Tenant fails to correct or repair the same within 24 hours after the need arises. Landlord shall not be liable to Tenant for any loss or damage to Tenant's merchandise, fixtures, or other property or to Tenant's business in connection with Landlord's performance hereunder, and Tenant shall pay Landlord's costs plus fifteen percent (15%) of such amount for overhead, upon presentation of a statement therefor, as Additional Rent. Tenant shall also pay interest at the rate provided in Section 22.4 from the date of completion of repairs by Landlord to the date paid by Tenant.

8.   REAL PROPERTY TAXES.

     8.1 Payment of Excess Real Property Taxes by Tenant. Tenant shall pay all Real Property Taxes applicable to the Premises during the Lease Term that exceed, during any tax year the Real Property Taxes for the Base Year identified in Section 1.7. If the Premises are not separately assessed, a share of the tax bill that includes the Premises shall be allocated to the Premises. Such share shall be equitably determined by Landlord based upon the Rentable Square Footage of the Premises compared to the total Rentable Square Footage covered by the tax bill, the respective valuations assigned in the assessor's worksheet, or other reasonably available information. Tenant shall pay such obligation for excess Real Property Taxes to

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Landlord, to the extent such obligation exceeds any amount thereof impounded under Section 4.5, within fifteen (15) days after receipt of a statement from Landlord.

     8.2 Real Property Taxes Defined. "Real Property Taxes" means all taxes, assessments, levies, fees and other governmental charges levied on or attributable to the Premises or any part thereof, including without limitation:
(a) real property taxes and assessments levied with respect to all or a portion of the Premises, (b) assessments, charges and fees charged by governmental agencies or districts for services or facilities provided to the Premises, (c) transfer, transaction, rental, gross receipts, license or similar taxes or charges measured by rent received by Landlord, excluding any federal or state income, franchise, estate or inheritance taxes of Landlord, (d) taxes based upon a reassessment of the Premises due to a transfer or change of ownership, and (e) any assessment, charge or fee that is a substitute in whole or in part for any tax now or previously included within the definition of Real Property Taxes. If Landlord elects to contest an assessment of any Real Property Taxes, Landlord shall have the right to recover its actual costs of such contest (including attorneys' fees and costs) as part of Real Property Taxes, but only to the extent such contest has resulted in a reduction of Real Property Taxes. Tenant shall not be entitled to the benefit of any reduction, refund, rebate or credit accruing or payable to Landlord prior to the commencement of or after the expiration or other termination of the Lease Term.

     8.3 Personal Property Taxes. Tenant shall pay prior to delinquency all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall attempt to have such personal property taxed separately from the Premises. If any such taxes on Tenant's personal property are levied against Landlord or the Premises, or if the assessed value of the Premises is increased by inclusion of a value placed upon such personal property of Tenant, then: (a) Landlord, after written notice to Tenant, shall have the right to pay the taxes levied against Landlord, or the taxes based upon such increased valuation, but under protest if so requested by Tenant in writing, and (b) Tenant shall pay to Landlord the taxes levied against Landlord, or the taxes resulting from such increased valuation, within fifteen
(15) days after Tenant's receipt of written statement from Landlord.

9    INSURANCE.

     9.1 All Risk Coverage. During the Lease Term, Landlord shall maintain insurance covering loss or damage to the Premises (excluding Tenant's Alterations, fixtures, equipment and personal property), insuring against any or all risks of physical loss (and including, at Landlord's option, flood and earthquake coverage), with the scope and amounts of such coverage as determined by Landlord. Said insurance shall provide for payment of loss thereunder to Landlord or to the holder of a first mortgage or deed of trust on the Premises. Landlord shall also maintain during the Lease Term, at Tenant's expense, a policy of rental income insurance covering a period of one year, with loss payable to Landlord.

     9.2 Tenant's Personal Property and Fixtures. Tenant shall at all times maintain insurance against any or all risks of physical loss in an amount adequate to cover the cost of replacement of all of Tenant's Alterations, trade fixtures, equipment and personal property. Such policy shall be issued by an insurance company approved by Landlord, shall name Landlord and Landlord's lender as additional insureds, and shall provide that no cancellation or reduction in coverage shall be effective until thirty (30) days after written notice to Landlord and Landlord's lender. Tenant shall deliver a certificate evidencing such insurance to Landlord and a renewal or binder at least twenty
(20) days prior to expiration. Tenant acknowledges that Landlord's insurance is not intended to cover Tenant's Alterations, trade fixtures, equipment, and personal

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property. Provided, however, insurance required of it, that Landlord may obtain at Tenant's expense any or all of the insurance described in this Section.

     9.3 Tenant's Liability Insurance. Tenant shall, at Tenant's sole cost and expense, provide comprehensive general liability insurance, fully covering and indemnifying Landlord and Landlord's officers, directors, shareholders, partners, principals, employees, agents, representatives, and other related entities and individuals (together with, at Landlord's election, Landlord's lender), as additional insureds, against any and all claims arising from personal injury, death, and/or property damage occurring in or about the Premises or the Center during the period of Tenant's possession (actual and/or constructive) at the Premises. The initial limits of such insurance shall be at least $2,000,000 combined single liability limit if the Rentable Square Footage of the Premises (as indicated in Section 1.2) exceeds 3,000 square feet, or $1,000,000 combined single liability limit if such Rentable Square Footage is 3,000 square feet or less. Such limits shall be subject to periodic increase, at Landlord's option, based upon inflation, increased liability awards, lender requirements, the recommendations of Landlord's professional insurance advisors, and other relevant factors. Such liability insurance limits shall be subject to periodic increase, at Landlord's election, based upon inflation, increased liability awards, lender requirements, the recommendations of Landlord's professional insurance advisors, and other relevant factors. Tenant shall also, at its sole cost and expense, obtain workers' compensation insurance for the protection of its employees such as will relieve Landlord of all liability to such employees for any and all accidents that may arise on or about the Premises or the Center. All insurance required to be carried by Tenant shall be primary and noncontributory to any insurance carried by Landlord, regardless of the absence of negligence or other fault of Tenant for alleged injury, death and/or property damage. Each policy of insurance required to be carried by Tenant hereunder shall: (a) contain cross-liability and contractual liability endorsements, (b) provide that no cancellation or reduction in coverage shall be effective until thirty (30) days after written notice to Landlord and Landlord's lender, (c) be issued by an insurer licensed in California and reasonably approved by Landlord, and (d) shall insure Tenant's performance of the indemnity provisions of Article 13, but the amount of such insurance shall not limit Tenant's liability nor relieve Tenant of any obligation hereunder. Prior to the Commencement Date, Tenant shall deliver a certificate evidencing all such insurance to Landlord. Tenant shall deliver a renewal binder of such policy at least thirty (30) days prior to expiration thereof. Tenant shall, at Tenant's expense, maintain such other liability insurance as Tenant deems necessary to protect Tenant. Tenant shall be in material breach of this Lease if Tenant fails to obtain the insurance required under this Section, or if Tenant obtains insurance with terms, conditions and/or exclusions that are inconsistent with the requirements and terms of this Lease.

     9.4 Payment of Insurance Premium Increases and Deductibles. Tenant shall pay directly all premiums for its liability insurance required under Section 9.3, for its personal property insurance to be carried by Tenant as required under this Article, and for all other insurance Tenant elects to carry. Tenant shall pay the premiums for the insurance to be carried or obtained by Landlord as required under this Article in excess of the premiums payable during the Base Year described in Section 1.7(b), whether such increase is the result of lender requirements, increased valuation of the Premises, or general rate increases.
If the Lease Term expires before the expiration of any such insurance policy, Tenant's liability for premiums shall be prorated on an annual basis. Tenant shall pay such obligation for excess insurance premiums to Landlord, to the extent such obligation exceeds any amount thereof impounded under Section 4.5, within fifteen (15) days after receipt of a statement from Landlord. If any insurance policy

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maintained by Landlord covers improvements or real property other than the
Premises, Landlord shall reasonably determine the portion of the premiums applicable to the Premises, and Tenant shall pay such its share thereof of the excess thereof as provided in this Section. In addition, Tenant shall pay the full amount of any deductible amount under Landlord's insurance policies, or where applicable its share thereof as equitably determined by Landlord, within fifteen (15) days after receipt of a statement from Landlord.

     9.5 Waiver of Subrogation. Each party waives all rights of recovery against the other party, and its officers, employees, agents and representatives for any claims for loss or damage to person or property caused by or resulting from fire or any other risks insured against under any insurance policy in force at the time of such loss or damage. Each party shall cause each insurance policy obtained by it to provide that the insurer waives all rights of recovery by way of subrogation against the other party in connection with any damage covered by such policy.

     9.6 Tenant's Use Not to Increase Premium. Tenant shall not keep, use, manufacture, assemble, sell or offer for sale in or upon the Premises any article that may be prohibited by, or that might invalidate, in whole or in part, the coverage afforded by, a standard form of fire or all risk insurance policy. Tenant shall pay the entire amount of any increase in premiums that may be charged during the Lease Term for the insurance that may be maintained by Landlord on the Premises or the Center resulting from the type of materials or products stored, manufactured, assembled or sold by Tenant in the Premises, whether or not Landlord has consented to the same. In determining whether increased premiums are the result of Tenant's use of the Premises, a schedule issued by the entity making the insurance rate on the Premises showing the various components of such rate shall be conclusive evidence of the items and charges that make up the fire insurance rate on the Premises.

     9.7 Boiler and Machinery Coverage. At Landlord's option, Landlord may maintain, at Tenant's expense, boiler broad form insurance, if applicable, in the amount of One Hundred Fifty Thousand Dollars ($150,000) in the name of Landlord. Tenant shall pay the premium therefor, or its share thereof equitably determined by Landlord if the Premises are a part of a multi-tenant building.

10.  UTILITIES.

     Tenant shall pay the cost of all water, gas, heat, light, power, sewer, telephone, refuse disposal, and all other utilities and services supplied to the Premises. Tenant shall make payments for all separately metered utilities, when due, directly to the appropriate supplier. Landlord shall have the right to require Tenant to install, at Tenant's sole expense, separate meters for any utility for which a separate meter is not installed as of the Commencement Date. If any utilities or services are not separately metered to the Premises, Landlord shall determine Tenant's equitable share thereof, based on rentable square footage, intensity of use of any Utility, hours of operation, and such other factors as Landlord deems relevant. Tenant shall pay its equitable share of such utilities to Landlord, to the extent such obligation exceeds any amount thereof impounded under Section 4.5, within fifteen (15) days after receipt of a statement from Landlord. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service, and no such failure or interruption shall entitle Tenant to terminate this Lease or abate the rent due hereunder.

11.  USE.

     11.1 Permitted Use. The Premises shall be used and occupied only for the permitted uses specified in Section 1.8. The Premises shall not be used or occupied for any other purposes

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without the prior written consent of Landlord. Tenant shall provide such information about such proposed use as may be reasonably requested by Landlord. Landlord shall not unreasonably withhold or delay its consent to any requested change of use, and shall have the right to impose reasonable restrictions on such other use. Factors that Landlord may take into account in granting or withholding its consent shall include, without limitation, whether the proposed use is compatible with the character and tenant mix of the Center, whether the proposed use poses any increased risk to Landlord or any other occupant of the Center, whether any proposed Alterations to accommodate such proposed use might decrease the rental or sale value of the Premises or the Center, and whether Tenant has the requisite expertise and financial ability to successfully operate in the Premises with the proposed use.

     11.2 Compliance with Law and Other Requirements. Tenant shall not do or permit anything to be done in or about the Premises in conflict with all laws, ordinances, rules, regulations, orders, requirements, and recorded covenants and restrictions applicable to the Premises, whether now in force or hereafter in effect, including any requirement to make alterations or to install additional facilities required by Tenant's specific occupancy or the conduct of Tenant's specific business, and Tenant shall promptly comply with the same at its sole expense.

     11.3 Waste, Quiet Conduct. Tenant shall not use or permit the use of the Premises in any manner that tends to create waste or a nuisance, that will cause objectionable noise or odors, or that may disturb the quiet enjoyment of any other tenant in the Center.

     11.4 Rules and Regulations. Tenant shall comply with the Rules and Regulations for the Center attached as Exhibit "B", as the same may be amended by Landlord from time to time, upon notice to Tenant.

     11.5 Signs. Tenant agrees, at Tenant's sole cost, to install a sign in strict conformance with Landlord's sign criteria, attached hereto as Exhibit "C", within fifteen (15) days after first occupying the Premises. Tenant shall maintain all approved signs and other items described herein in good condition and repair at all times. All signs must be fabricated by a contractor selected by Landlord. Prior to construction of any such sign, a detailed drawing of the proposed sign shall be prepared by the Landlord's contractor, at the sole expense of Tenant, and submitted to Landlord and Tenant for written approval.
No sign, placard, pennant, flag, awning, canopy, or advertising matter of any kind shall be placed or maintained on any exterior door, wall or window of the Premises or in any area outside the Premises, and no decoration, lettering or advertising matter shall be placed or maintained on the glass of any window or door, or that can be seen through the glass, of the Premises without first obtaining Landlord's written approval. All signs and sign cases shall be considered fixtures and improvements and shall become the property of Landlord upon expiration or termination of the Lease. Landlord shall have the right from time to time after three (3) years after the Commencement Date to revise the sign criteria, and within sixty (60) days after Tenant's receipt of written notice of any new sign criteria, Tenant shall, at Tenant's expense, remove all existing exterior signs and replace the same with new signs conforming to the new sign criteria.

     11.6 Parking. Tenant shall have the nonexclusive right, in common with others, to use the parking areas of the Center; provided, however, that Tenant shall not use more than the number of parking spaces designated in Section 1.10, or if no number of such spaces is so indicated, Tenant shall not use more than its reasonable share of parking spaces, as Landlord shall determine. Landlord reserves the right, without liability to Tenant, to modify the parking

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

areas, to designate the specific location of the parking for Tenant and Tenant's customers and employees, and to adopt reasonable rules and regulations for use of the parking areas.

     11.7 Entry by Landlord. Tenant shall permit Landlord and Landlord's agents to enter the Premises at all reasonable times for any of the following purposes: (a) to inspect the Premises, (b) to supply any services or to perform any maintenance obligations of Landlord, including the erection and maintenance of such scaffolding, canopies, fences, and props as may be required, (c) to make such improvements, replacements or additions to the Premises or the Center as Landlord deems necessary or desirable, (d) to post notices of non - responsibility, (e) to place any usual or ordinary "for sale" signs, or (e) within six (6) months prior to the expiration of this Lease, to place any usual or ordinary "for lease" signs. No such entry shall result in any rebate of rent or any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises. Landlord shall give reasonable notice to Tenant prior to any entry except in an emergency or unless Tenant consents at the time of entry. If Tenant is not personally present to open and permit an entry into the Premises, at any time when for any reason an entry therein shall be necessary by reason of emergency or otherwise or permissible, Landlord or Landlord's agents may enter the same by a master key, or may forcibly enter the same without rendering Landlord or such agents liable therefor, and without in any manner affecting the obligations and covenants of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever for the care, maintenance or repair of the Premises or any part thereof, except as otherwise specifically provided herein.

12.  ACCEPTANCE OF PREMISES; NON-LIABILITY OF LANDLORD; DISCLAIMER.

     12.1 Acceptance of Premises. By taking possession hereunder, Tenant acknowledges that it has examined the Premises and accepts the condition thereof. Tenant acknowledges and agrees that Landlord has no obligation to improve the Premises other than as set forth specifically in this Lease, if at all. In particular, Tenant acknowledges that any additional improvements or alterations needed to accommodate Tenant's intended use shall be made solely at Tenant's sole cost and expense, and strictly in accordance with the requirements of this Lease (including the requirement to obtain Landlord's consent thereto), unless such improvements and alterations are specifically required of Landlord. Landlord shall have no responsibility to do any work required under any building codes or other governmental requirements not in effect or applicable at the time the Premises were constructed, including without limitation any requirements related to sprinkler retrofitting, seismic structural requirements, accommodation of disabled persons, or hazardous materials. Landlord shall be under no obligation to provide utility, telephone or other service or access beyond that which exists at the Premises as of the date of this Lease, unless Landlord specifically agrees in writing to provide the same. If it is anticipated that Tenant will be doing any Alterations or installations prior to taking occupancy, any delays encountered by Tenant in accomplishing such work or obtaining any required permits therefor shall not delay the Commencement Date or the date that Tenant becomes liable to pay rent, or the date that Landlord may effectively deliver possession of the Premises to Tenant. By taking possession hereunder, Tenant acknowledges that it accepts the square footage of the Premises as delivered and as stated in this Lease. No discovery or alleged discovery after such acceptance of any variance in such square footage as set forth in this Lease (or in any proposal, advertisement or other description thereof) shall be grounds for any adjustment in any element of the rent payable hereunder, unless such adjustment is initiated by and implemented by Landlord in writing.

     12.2 Landlord's Exemption From Liability. Landlord shall not be liable for injury to Tenant's business or loss of income therefrom, or for personal injury or property damage that may be sustained by Tenant or any subtenant of Tenant, or their respective employees, invitees, customers, agents or contractors or any other person in or about the Premises, caused by or resulting from fire, flood, earthquake or other natural disaster, or from steam, electricity, gas, water or rain, that may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air-conditioning or lighting fixtures, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant.
Landlord shall not be liable for any damages to property or for personal injury or loss of life arising from any use, act or failure to act of any third parties (including other occupants of the Center) occurring in, or about the Premises or in or about the Center (including without limitation the criminal acts of any third parties). Landlord shall not be liable for any latent defect in the Premises or in the building of which the Premises are a part. All property of Tenant kept or stored on the Premises shall be so kept or stored at the risk of Tenant only, and Tenant shall indemnify, defend and hold Landlord harmless from and against any claims arising out of damage to the same, including subrogation claims by Tenant's insurance carriers. Provided, however, that the indemnifications and waivers of Tenant set forth in this Section shall not apply to damage and liability caused (i) by the gross negligence or wilful misconduct of Landlord, and (ii) through no fault of Tenant, its assignees or subtenants, or their respective agents, contractors, employees, customers, invitees or licensees.

     12.3 No Warranties or Representations.

          (a) Neither Landlord nor Landlord's agents make any warranty or representation with respect to the suitability or fitness of the space for the conduct of Tenant's business, or for any other purpose.
          (b) Neither Landlord nor Landlord's agents make any warranty or representation with respect to any other tenants or users that may or may not construct improvements, occupy space or conduct business within the Center, and Tenant hereby acknowledges and agrees that it is not relying on any warranty or representation relating thereto in entering into this Lease.
          (c) Landlord specifically disavows any oral representations made by or on behalf of its employees, agents and independent contractors, and Tenant hereby acknowledges and agrees that it is not relying and has not relied on any oral representations in entering into this Lease.
          (d) Landlord has not made any promises or representations, expressed or implied, that it will renew, extend or modify this Lease in favor of Tenant or any permitted transferee of Tenant, except as may be specifically set forth herein or in except in a written instrument signed by both parties amending this Lease in the future.
          (e) Notwithstanding that the rent payable to Landlord hereunder may at times include the cost of guard service or other security measures, it is specifically understood that Landlord does not represent, guarantee or assume responsibility that Tenant will be secure from any damage, injury or loss of life because of such guard service. Landlord shall have no obligation to hire, maintain or provide such services, which may be withdrawn or changed at any time with or without notice to Tenant or any other person and without liability to Landlord. To induce Landlord to provide such service if Landlord elects in its sole discretion to do so, Tenant agrees that (i) Landlord shall not be liable for any damage, injury or loss of life related to the provision or non-provision of such service, and (ii) Landlord shall have no responsibility to protect Tenant, or its employees, agents, from the acts of any third parties (including other occupants of the Center) occurring in, or about the Premises or in or about the Center (including without limitation the criminal acts of any third parties), whether or not the same could have been prevented by any such guard service or other security measures.

13.  INDEMNIFICATION.

     Tenant shall indemnify, hold harmless and defend Landlord and Landlord's officers, directors, shareholders, partners, principals, employees, agents, representatives, and other related entities and individuals (collectively, "Landlord's Related Entities"), from and against any and all claims, actions, damages, liability, costs, and expenses, including attorneys' fees and costs, arising from personal injury, death, and/or property damage and arising from:
(a) Tenant's use or occupation of the Premises or any work or activity allowed or permitted by Tenant in or about the Premises, (b) any activity, condition or occurrence in the Premises or other area under the control of Tenant, (c) any breach or failure to perform any obligation imposed on Tenant under this Lease; or (d) any other act or omission of Tenant or its assignees or subtenants or their respective agents, contractors, employees, customers, invitees or licensees. Tenant's obligation to defend and indemnify shall include, but not be limited to, claims based on duties, obligations, or liabilities imposed on Landlord or Landlord's Related Entities by statute, ordinance, regulation, or other law, such as claims based on theories of peculiar risk and non-delegable duty, and to any and all other claims based on the negligent act or omission of Landlord or Landlord's Related Entities. The parties intend that this provision be interpreted as the broadest Type I indemnity provision as defined in McDonald & Kruse, Inc. v. San Jose Steel Co., 29 Cal. App. 3rd 413 (1972), and as allowed by law between a landlord and a tenant. Upon notice from Landlord, Tenant shall, at Tenant's sole expense and by counsel satisfactory to Landlord, defend any action or proceeding brought against Landlord or Landlord's Related Entities by reason of any such claim. If Landlord or any of Landlord's Related Entities is made a party to any litigation commenced by or against Tenant, then Tenant shall hold harmless and defend Landlord and Landlord's Related Entities and pay all costs, expenses and attorneys' fees and costs incurred or paid in connection with such litigation. Tenant, as a material part of the consideration to Landlord hereunder, assumes all risk of, and waives all claims against Landlord for, personal injury or property damage in, upon or about the Premises, from any cause whatsoever. Provided, however, that the indemnifications and waivers of Tenant set forth in this Section shall not apply to damage and liability caused (i) by the gross negligence or wilful misconduct of Landlord, and (ii) through no fault of Tenant, its assignees or subtenants, or their respective agents, contractors, employees, customers, invitees or licensees.

14.  HAZARDOUS MATERIALS.

     14.1 Definitions. "Hazardous Materials Laws" means any and all federal, state or local laws, ordinances, rules, decrees, orders, regulations or court decisions relating to hazardous substances, hazardous materials, hazardous waste, toxic substances, environmental conditions on, under or about the Premises, or soil and ground water conditions, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended, 42 U.S.C. (S)9601, et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. (S)6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C.

(S)1801, et seq., the California Hazardous Waste Control Act, Cal. Health and Safety Code (S)25100, et seq., the Carpenter-Presley-Tanner Hazardous Substances Account Act, Cal. Health and Safety Code (S)25300, et seq., the Safe Drinking Water and Toxic Enforcement Act, Cal. Health and Safety Code (S)25249.5, et seq., the Porter-Cologne Water Quality Control Act, Cal. Water Code (S) 13000, et. seq., any amendments to the foregoing, and any similar federal, state or local laws, ordinances, rules, decrees, orders or regulations. "Hazardous Materials" means any chemical, compound, material, substance or other matter that: (a) is defined as a hazardous substance, hazardous material, hazardous waste or toxic substance under any Hazardous Materials Law, (b) is controlled or governed by any Hazardous Materials Law or gives rise to any reporting, notice or publication requirements hereunder, or gives rise to any liability, responsibility or duty on the part of Tenant or Landlord with respect to any third person hereunder; or (c) is flammable or explosive material, oil, asbestos, urea formaldehyde, radioactive material, nuclear medicine material, drug, vaccine, bacteria, virus, hazardous waste, toxic substance, or related injurious or potentially injurious material (by itself or in combination with other materials).

     14.2 Use of Hazardous Materials. Tenant shall not allow any Hazardous Material to be used, generated, manufactured, released, stored or disposed of on, under or about, or transported from, the Premises, unless: (a) such use is specifically disclosed to and approved by Landlord in writing prior to such use, and (b) such use is conducted in compliance with the provisions of this Article. Landlord's consent may be withheld in Landlord's sole discretion and, if granted, may be revoked at any time. Landlord may approve such use subject to reasonable conditions to protect the Premises and Landlord's interests.
Landlord may withhold approval if Landlord determines that such proposed use involves a material risk of a release or discharge of Hazardous Materials or a violation of any Hazardous Materials Laws or that Tenant has not provided reasonably sufficient assurances of its ability to remedy such a violation and fulfill its obligations under this Article. Notwithstanding the foregoing, Landlord hereby consents to Tenant's use, storage or disposal of products containing small quantities of Hazardous Materials, which products are of a type customarily found in offices and households (such as aerosol cans containing insecticides, toner for copies, paints, paint remover and the like), provided that Tenant shall handle, use, store and dispose of such Hazardous Materials in a safe and lawful manner and shall not allow such Hazardous Materials to contaminate the Premises.

     14.3 Compliance With Laws; Handling Hazardous Materials. Tenant shall strictly comply with, and shall maintain the Premises in compliance with, all Hazardous Materials Laws. Tenant shall obtain, maintain in effect and comply with the conditions of all permits, licenses and other governmental approvals required for Tenant's operations on the Premises under any Hazardous Materials Laws, including, but not limited to, the discharge of appropriately treated Hazardous Materials into or through any sanitary sewer serving the Premises. At Landlord's request, Tenant shall deliver copies of, or allow Landlord to inspect, all such permits, licenses and approvals. All Hazardous Materials removed from the Premises shall be removed and transported by duly licensed haulers to duly licensed disposal facilities, in compliance with all Hazardous Materials Laws. Tenant shall perform any monitoring, testing, investigation, clean-up, removal, detoxification, preparation of closure or other required plans and any other remedial work required by any governmental agency or lender, or recommended by Landlord's environmental consultants, as a result of any release or discharge or potential release or discharge of Hazardous Materials affecting the Premises or the Center or any violation or potential violation of Hazardous Materials Laws by Tenant or any assignee or subtenant of

Tenant or their respective agents, contractors, employees, licensees or invitees (collectively, "Remedial Work"). Landlord shall have the right to intervene in any governmental action or proceeding involving any Remedial Work, and to approve performance of the work, in order to protect Landlord's interests. Tenant shall not enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to Hazardous Materials without notifying Landlord and providing ample opportunity for Landlord to intervene. Tenant shall additionally comply with the recommendations of Landlord's and Tenant's insurers based upon National Fire Protection Association standards or other applicable guidelines regarding the management and handling of Hazardous Materials.

     14.4 Notice; Reporting. Tenant shall notify Landlord, in writing, within three (3) days after any of the following: (a) Tenant has knowledge, or has reasonable cause to believe, that any Hazardous Material has been released, discharged or is located on, under or about the Premises, whether or not the release or discharge is in quantities that would otherwise be reportable to a public agency, (b) Tenant receives any order of a governmental agency requiring any Remedial Work pursuant to any Hazardous Materials Laws, (c) Tenant receives any warning, notice of inspection, notice of violation or alleged violation or Tenant receives notice or knowledge of any proceeding, investigation or enforcement action, pursuant to any Hazardous Materials Laws; or (d) Tenant receives notice or knowledge of any claims made or threatened by any third party against Tenant or the Premises relating to any loss or injury resulting from Hazardous Materials. If the potential risk of any of the foregoing events is material, Tenant shall deliver immediate verbal notice to Landlord, in addition to written notice as set forth above. Tenant shall deliver to Landlord copies of all test results, reports and business or management plans required to be filed with any governmental agency pursuant to any Hazardous Materials Laws.

     14.5 Indemnity. Tenant shall indemnify, protect, defend and hold Landlord (and its partners and their respective officers, directors, employees and agents) harmless from and against any and all liabilities, claims, suits, judgments, actions, investigations, proceedings, costs and expenses (including attorneys' fees and costs) arising out of or in connection with any breach of any provisions of this Article or directly or indirectly arising out of the use, generation, storage, release, disposal or transportation of Hazardous Materials by Tenant, or any assignee or subtenant of Tenant, or their respective agents, contractors, employees, licensees, or invitees, on, under or about the Premises during the Lease Term or any other period of Tenant's actual or constructive occupancy of the Premises, including, but not limited to, all foreseeable and unforeseeable consequential damages and the cost of any Remedial Work. Any defense of Tenant pursuant to this Section shall be by counsel reasonably acceptable to Landlord. Neither the consent by Landlord to the use, generation, storage, release disposal or transportation of Hazardous Materials nor the strict compliance with all Hazardous Materials Laws shall excuse Tenant from Tenant's indemnification obligations pursuant to this Article. The foregoing indemnity shall be in addition to and not a limitation of the indemnification provisions of Article 13 of this Lease. Tenant's obligations pursuant to this Article shall survive the termination or expiration of this Lease.

     14.6 Entry and Inspection; Cure. Landlord, and its agents, employees and contractors, shall have the right, but not the obligation, to enter the Premises at all reasonable times to inspect the Premises and Tenant's compliance with the terms and conditions of this Article, or to conduct investigations and tests.
No prior notice to Tenant shall be required in the event of an emergency, or if Landlord has reasonable cause to believe that violations of this

Article have occurred, or if Tenant consents at the time of entry. In all other cases, Landlord shall give at least 24 hours' prior notice to Tenant. Landlord shall have the right, and not the obligation, to remedy any violation by Tenant of the provisions of this Article pursuant to Section 22.3 of this Lease or to perform any Remedial Work. Tenant shall pay, upon demand, all costs incurred by Landlord in investigating any such violations or potential violations or performing Remedial Work, plus interest thereon at the rate specified in this Lease from the date of demand until the date paid by Tenant.

     14.7 Termination/Expiration. Upon termination or expiration of this Lease, Tenant shall, at Tenant's cost, remove any equipment, improvements or storage facilities utilized in connection with any Hazardous Materials and shall clean up, detoxify, repair and otherwise restore the Premises to a condition free of Hazardous Materials, to the extent such condition is caused by Tenant or any assignee or subtenant of Tenant or their respective agents, contractors, employees, licensees or invitees.

     14.8 Event of Default. The release or discharge of any Hazardous Material or the violation of any Hazardous Materials Law by Tenant or any assignee or subtenant of Tenant shall be a material Event of Default by Tenant under this Lease. In addition to or in lieu of the remedies available under this Lease as a result of such Event of Default, Landlord shall have the right, without terminating this Lease, to require Tenant to suspend its operations and activities on the Premises until Landlord is satisfied that appropriate Remedial Work has been or is being adequately performed; Landlord's election of this remedy shall not constitute a waiver of Landlord's right thereafter to declare an Event of Default and pursue other remedies set forth in this Lease.

15.  ALTERATIONS; LIENS.

     15.1 Alterations by Tenant. Tenant shall not make any alterations, additions or improvements ("Alterations") to the Premises without Landlord's prior written consent (which shall not be unreasonably withheld or delayed), except for nonstructural Alterations that cost $5,000 or less and are not visible from the exterior of the Premises. All Alterations installed by Tenant shall be new or completely reconditioned. Landlord shall have the right to approve the contractor, the method of payment of the contractor, and the plans and specifications for all proposed Alterations. Tenant shall obtain Landlord's consent to all proposed alterations requiring Landlord's consent prior to the commencement of any such Alterations. Tenant's request for consent shall be accompanied by information identifying the contractor and method of payment and two (2) copies of the proposed plans and specifications. All Alterations of whatever kind and nature shall become at once a part of the realty and shall be surrendered with the Premises upon expiration or earlier termination of the Lease Term, unless Landlord requires Tenant to remove the same as provided in
Article 20. During the Lease Term, Tenant agrees to provide, at Tenant's expense, a policy of insurance covering loss or damage to Alterations made by Tenant, in an amount adequate to repair or replace the same, naming Landlord as an additional insured. Provided, however, Tenant may install movable furniture, trade fixtures, machinery or equipment in conformance with applicable governmental rules and ordinances and remove the same upon expiration or earlier termination of this Lease as provided in Article 20.

     15.2 Permits and Governmental Requirements. Tenant shall obtain, at Tenant's sole cost and expense, all building permits and other permits of every kind and nature required by any governmental agency having jurisdiction in connection with the Alterations. Tenant shall indemnify, hold harmless and defend Landlord and Landlord's officers, directors, shareholders, partners, principals, employees and agents, and their respective successors and assigns, from and against any and all claims, actions, damages, liability, costs, and expenses, including attorneys' fees and costs, arising out of any failure by Tenant or Tenant's contractor or agents to obtain all required permits, regardless of when such failure is discovered. Tenant shall do any and all additional construction, alterations, improvements and retrofittings required to be made to the Premises and/or the Center, or any other property of Landlord as a result of, or as may be may be triggered by, Tenant's Alterations. Landlord shall have the right to do such construction itself; but in all instances Tenant shall pay all costs directly or indirectly related to such work and shall indemnify, defend and hold Landlord and Landlord's officers, directors, shareholders, partners, principals, employees and agents, and their respective successors and assigns, harmless from and against any and all claims, actions, damages, liability, costs, and expenses, including attorneys' fees and costs, arising out of any such additionally required work. All payment and indemnification obligations under this Section shall survive the expiration or earlier termination of the Lease Term.

     15.3 Liens. Tenant shall pay when due all claims for any work performed, materials furnished or obligations incurred by or for Tenant, and Tenant shall keep the Premises free from any liens arising with respect thereto. If Tenant fails to cause any such lien to be released within fifteen (15) days after imposition, by payment or posting of a proper bond, Landlord shall have the right (but not the obligation) to cause such release by such means as Landlord deems proper. Tenant shall reimburse Landlord upon demand for all costs incurred by Landlord in connection therewith (including attorneys' fees and costs), with interest at the rate specified in Section 22.4 from the date of payment by Landlord to the date of payment by Tenant. Tenant will notify Landlord in writing thirty (30) days prior to commencing any alterations, additions, improvements or repairs in order to allow Landlord timely to file a notice of non-responsibility.

16.  DAMAGE AND DESTRUCTION.

     16.1 Partial Insured Damage. If the Premises or any building in which the Premises are located are partially damaged or destroyed during the Lease Term, Landlord shall make the necessary repairs, provided such repairs can reasonably be completed within sixty (60) days after the date of the damage or destruction in accordance with applicable laws and regulations and provided that Landlord receives sufficient insurance proceeds to pay the cost of such repairs. In such event, this Lease shall continue in full force and effect. If such repairs cannot reasonably be completed within sixty (60) days after the date of the damage or destruction or if Landlord does not receive sufficient insurance proceeds, then Landlord may, at its option, elect within 45 days of the date of the damage or destruction to proceed with the necessary repairs, in which event this Lease shall continue in full force and effect and Landlord shall complete the same within a reasonable time. If Landlord does not so elect to make such repairs or if such repairs cannot be made under applicable laws and regulations, this Lease may be terminated at the option of either party within 90 days of the occurrence of such damage or destruction.

     16.2 Insurance Deductible. If Landlord elects to repair any damage caused by an insured casualty as provided in Section 16.1, Tenant shall, within fifteen
(15) days after receipt of written notice from Landlord, pay the amount of any deductible (or its share thereof) under any insurance policy covering such damage or destruction, in accordance with Section 9.4 above.

     16.3 Uninsured Damage. In the event of any damage or destruction of the Premises or any building in which the Premises are located by an uninsured casualty, Landlord shall have the right to elect either to repair such damage or to terminate this Lease. Such election shall be exercised by written notice to Tenant within forty-five (45) days of such damage or destruction.

     16.4 Total Destruction. A total destruction (including any destruction required by any authorized public authority) of either the Premises or any building in which the Premises are located shall terminate this Lease.

     16.5 Partial Destruction of Center. If fifty percent (50%) or more of the rentable area of the Center is damaged or destroyed by fire or other cause, notwithstanding that the Premises may be unaffected, Landlord shall have the right, to be exercised by notice in writing delivered to Tenant within ninety
(90) days after said occurrence, to elect to terminate this Lease.

     16.6 Tenant's Obligations. Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any restoration or replacement of any Alterations, trade fixtures, equipment or personal property placed or installed in the Premises by or on behalf of Tenant. Unless this Lease is terminated pursuant to this Article, Tenant shall promptly repair, restore or replace the same in the event of damage. Nothing contained in this Article shall be construed as a limitation on Tenant's liability for any damage or destruction if such liability otherwise exists.

     16.7 Rent Abatement. If Landlord repairs the Premises or the building after damage or destruction as described in this Article, rent payable by Tenant hereunder from the date of damage until the repairs are completed shall be equitably reduced, based upon the extent to which such repairs interfere with the business carried on by Tenant in the Premises, but only to the extent Landlord receives proceeds from rental income insurance paid for by Tenant. Landlord agrees to take reasonable steps to make a claim for and collect any rental income insurance proceeds that might be available.

     16.8 Waiver of Inconsistent Statutes. The parties' rights and obligations in the event of damage or destruction shall be governed by the provisions of this Lease; accordingly, Tenant waives the provisions of California Civil Code Sections 1932(2) and 1933(4), and any other statute, code or judicial decisions that grants a tenant a right to terminate a lease in the event of damage or destruction of a leased premises.

17.  CONDEMNATION.

     17.1 Condemnation of Premises. If any portion of the Premises is taken or condemned for a public or quasi-public use ("Condemnation"), and a portion remains that is susceptible of occupation, then this Lease shall terminate as to the portion so taken as of the date title vests in the condemnor, but shall remain in full force and effect as to the remaining Premises. Landlord shall, within a reasonable period of time, restore the remaining Premises as nearly as practicable to the condition existing prior to the condemnation; provided, however, if Landlord receives insufficient funds from the condemnor for such purpose, Landlord may elect to terminate this Lease. If this Lease continues in effect, the Minimum Monthly Rent shall be equitably adjusted, based upon the value of the Premises remaining after the Condemnation compared to the value of the Premises prior to Condemnation. Provided, however, in the event of any such partial condemnation, Landlord shall have the option to terminate this Lease entirely as of the date title vests in the condemnor. If all the Premises are condemned, or such portion so that there does not remain a portion that is susceptible of occupation, or if such a substantial portion of the Center is condemned that it is no longer economically appropriate to lease the Premises on the terms and conditions of this Lease, as reasonably determined by Landlord, then at the election of Landlord this Lease shall terminate as of the date title vests in the condemnor.

     17.2 Condemnation of Parking Area. If all or any portion of the parking area in the Center is condemned such that the ratio of the total square footage of parking and other Common Facilities compared to the total rentable building square footage of the Center is reduced to a ratio below two to one, then at the election of Landlord this Lease shall terminate as of the date title vests in the condemnor.

     17.3 Condemnation Award. All compensation awarded upon any such partial or total Condemnation shall be paid to Landlord and Tenant shall have no claim thereto, and Tenant hereby irrevocably assigns and transfers to Landlord any right to compensation or damages by reason of any such Condemnation. Provided, however, that Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any damage to Tenant's business by reason of the Condemnation and on account of any cost that Tenant may incur in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment. If this Lease is terminated, in whole or in part, in accordance with this Article as a result of a Condemnation, Tenant shall have no claim for the value of any unexpired term of this Lease.

18.  ASSIGNMENT AND SUBLETTING.

     18.1 Landlord's Consent Required. Tenant shall not voluntarily or involuntarily assign, sublease, mortgage, encumber, or otherwise transfer all or any portion of the Premises or its interest in this Lease (collectively, "Transfer") without Landlord's prior written consent, which consent Landlord shall not unreasonably withhold or delay. Landlord may withhold its consent until Tenant has complied with the provisions of Sections 18.2 and 18.3. Any attempted Transfer without Landlord's written consent shall be void and shall constitute a non-curable Event of Default under this Lease. If Tenant is a corporation, any cumulative Transfer of more than twenty percent (20%) of the voting stock of such corporation shall constitute a Transfer requiring Landlord's consent hereunder; provided, however that this sentence shall not apply to any corporation whose stock is publicly traded. If Tenant is a partnership, limited liability company, trust or other entity, any cumulative Transfer of more than twenty percent (20%) of the partnership, membership, beneficial or other ownership interests therein shall constitute a Transfer requiring Landlord's consent hereunder. Tenant shall not have the right to consummate a Transfer or to request Landlord's consent to any Transfer if any Event of Default has occurred and is continuing or if Tenant or any affiliate of Tenant is in default under any lease of any other real property owned or managed (in whole or in part) by Landlord or any affiliate of Landlord.

18.2 Landlord's Election. Tenant's request for consent to any Transfer shall be accompanied by a written statement setting forth the details of the proposed Transfer, including the name, business and financial condition of the prospective Transferee, financial details of the proposed Transfer (e.g., the term and the rent and security deposit payable), and any other related information that Landlord may reasonably require. Landlord shall have the right: (a) to withhold consent to the Transfer, if reasonable, (b) to grant consent, (c) to terminate this Lease as to the portion of the Premises affected by any proposed Transfer, in which event Landlord may enter into a lease directly with the proposed Transferee, or (d) to consent on the condition that Landlord be paid, as Additional Rent hereunder, 50% of all subrent or other consideration to be paid to Tenant under the terms of the Transfer in excess of the total rent due hereunder. The grounds on which Landlord may reasonably withhold its consent to any requested Transfer include, without limitation, that: (i) the proposed Transferee's contemplated use of the Premises following the proposed Transfer is not reasonably similar to the use of the Premises permitted hereunder, (ii) in Landlord's reasonable business judgment, the proposed Transferee lacks sufficient business reputation or experience to operate a successful business of the type and quality permitted under this Lease, (iii) in Landlord's reasonable business judgment, the proposed Transferee lacks sufficient net worth, working capital, anticipated cash flow and other indications of financial strength to meet all of its obligations under this Lease, (iv) the proposed Transfer would breach any covenant of Landlord respecting a radius restriction, location, use or exclusivity in any other lease, financing agreement, or other agreement relating to the Center, and (v) in Landlord's reasonable business judgment, the possibility of a release of Hazardous Materials is materially increased as a result of the Transfer or if Landlord does not receive sufficient assurances that the proposed Transferee has the experience and financial ability to remedy a violation of Hazardous Materials and to fulfill its obligations under Articles 13 and 14. Landlord need only respond to any request by Tenant hereunder within a reasonable time of not less that ten (10) business days after receipt of all information and other submission required in connection with such request.

     18.3 Transfer Fee. Tenant shall pay all attorneys' fees and costs incurred by Landlord and a fee of $350 to reimburse Landlord for costs and expenses incurred in connection with any request by Tenant for Landlord's consent to a Transfer. Such fee shall be delivered to Landlord concurrently with Tenant's request for consent.

     18.4 Assumption; No Release of Tenant. Any permitted transferee shall assume in writing all obligations of Tenant under this Lease, utilizing a form of assumption agreement provided or approved by Landlord, and an executed copy of such assumption agreement shall be delivered to Landlord within fifteen (15) days after the effective date of the Transfer. The taking of possession of all or any part of the Premises by any such permitted assignee or subtenant shall constitute an agreement by such person or entity to assume without limitation or qualification all of the obligations of Tenant under this Lease, notwithstanding any failure by such person to execute the assumption agreement required in the immediately preceding sentence. No permitted Transfer shall release or change Tenant's primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of rent from any other person is not a waiver of any provision of this Article or a consent to Transfer. Consent to one Transfer shall not constitute a consent to any subsequent Transfer. If any transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent Transfers or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent, and such action shall not relieve Tenant of its liability under this Lease.

     18.5 No Merger. No merger shall result from any Transfer pursuant to this Article, any surrender by Tenant of its interest under this Lease, or any termination hereof in any other manner. In any such event, Landlord may either terminate any or all subleases or succeed to the interest of Tenant thereunder.

     18.6 Reasonable Restriction. Tenant acknowledges that the restrictions on Transfer contained herein are reasonable restrictions for purposes of Section
22.2 of this Lease and California Civil Code Section 1951 .4.

19.  SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATE.

     19.1 Subordination. This Lease is junior and subordinate to all ground leases, mortgages, deeds of trust, and other security instruments now or hereafter affecting the real property of which the Premises are a part, and to all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. If any mortgagee, beneficiary under deed of trust or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and gives written notice thereof to Tenant, this Lease shall be deemed prior thereto. Tenant agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any such mortgage, deed of trust or ground lease, as the case may be, and if Tenant fails to do so within fifteen (15) days after written demand, Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead, to do so.

     19.2 Attornment. If Landlord sells, transfers, or conveys its interest in the Premises or this Lease, or if the same is foreclosed judicially or nonjudicially, or is otherwise acquired, by a mortgagee, beneficiary under deed of trust or ground lessor, upon the request and at the sole election of Landlord's lawful successor, Tenant shall attorn to said successor, provided said successor accepts the Premises subject to this Lease. Tenant shall, upon request of Landlord or any such mortgagee, beneficiary under deed of trust or ground lessor, execute an attornment agreement confirming the same, in form and substance acceptable to Landlord. Such agreement shall provide, among other things, that said successor shall not be bound by (a) any prepayment of more than one (1) month's rent (except any Security Deposit) or (b) any material amendment of this Lease made after the later of the initial effective date of this Lease, or the date that such successor's lien or interest first arose, unless said successor shall have consented to such amendment.

     19.3 Estoppel Certificates. Within fifteen (15) days after written request from Landlord, Tenant at Tenant's sole cost shall execute, acknowledge and deliver to Landlord a written statement certifying: (a) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modifications and certifying that this Lease is in full force and effect as so modified), (b) the amount of any rent paid in advance, and (c) that, to Tenant's knowledge, there are no uncured defaults on the part of Landlord, or specifying the nature of such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser of or lender on the Premises. If Tenant fails to deliver such statement within said 15-day period, Tenant shall be liable for the immediate payment of all foreseeable and unforeseeable damages, penalties and attorneys' fees and costs incurred by Landlord as a result of such failure. Tenant's failure to deliver such statement within said 15-day period shall constitute a conclusive acknowledgment by Tenant: (i) that this Lease is in full force and effect without modification except as may be represented by Landlord, (ii) that not more than one month's rent has been paid in advance, and (iii) that there are no uncured defaults in Landlord's performance.

20.  SURRENDER OF PREMISES.

     20.1 Condition of Premises. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord, broom clean and in the same condition and state of repair as at the commencement of the Lease Term, except for casualty, damage by fire, condemnation, and ordinary wear and tear that Tenant is not otherwise obligated to remedy under the provisions of this Lease. Tenant shall deliver all keys to the Premises and the building of which the Premises are a part to Landlord. Upon Tenant's vacation of the Premises, Tenant shall remove all portable furniture, trade fixtures, machinery, equipment, signs and other items of personal property (unless prohibited from doing the same under Section 20.2), and shall remove any Alterations (whether or not made with Landlord's consent) that Landlord may require Tenant to remove. Tenant shall repair all damage to the Premises caused by such removal, and shall restore the Premises to its prior condition, all at Tenant's expense. Such repairs shall be performed in a manner satisfactory to Landlord and shall include, but are not limited to, the following: capping all plumbing, capping all electrical wiring, repairing all holes in walls, restoring damaged floor and/or ceiling tiles, and thorough cleaning of the Premises. If Tenant fails to remove any items that Tenant has an obligation to remove under this Section when required by Landlord or otherwise, such items shall, at Landlord's option, become the property of Landlord and Landlord shall have the right to remove and retain or dispose of the same in any manner, without any obligation to account to Tenant for the proceeds thereof. Tenant waives all claims against Landlord for any damages to Tenant resulting from Landlord's retention or disposition of such Alterations or personal property. Tenant shall be liable to Landlord for Landlord's costs of removing, storing and disposing of such items.

     20.2 Removal of Certain Alterations, Fixtures and Equipment Prohibited. All Alterations, fixtures (whether or not trade fixtures), machinery, equipment, signs and other items of personal property that Landlord has not required Tenant to remove under Section 20.1 shall become Landlord's property and shall be surrendered to Landlord with the Premises, regardless of who paid for the same. In particular and without limiting the foregoing, Tenant shall not remove any of the following materials or equipment without Landlord's prior written consent, regardless of who paid for the same and regardless of whether the same are permanently attached to the Premises: any power wiring and power panels; any piping for industrial gasses or liquids; any laboratory benches, sinks, cabinets and casework; fume hoods or specialized air-handling and evacuation systems; any drains or other equipment for he handling of waste water or hazardous materials; computer, telephone, telecommunications wiring, panels and equipment; lighting and lighting fixtures; wall coverings; drapes, blinds and other window coverings; carpets and other floor coverings; heaters, air conditioners and other heating or air conditioning equipment; fencing; security gates and systems; and other building operating equipment and decorations.

     20.3 Holding Over. Tenant shall vacate the Premises upon the expiration or earlier termination of this Lease, and Tenant shall indemnify Landlord against all liabilities, damages and expenses incurred by Landlord as a result of any delay by Tenant in vacating the Premises. If Tenant remains in possession of the Premises or any part thereof after the expiration of the Lease Term with Landlord's written permission, Tenant's occupancy shall be a tenancy from month-to-month only, and not a renewal or extension hereof. All provisions of this Lease (other than those relating to the term) shall apply to such month-to-month tenancy, except that the Minimum Monthly Rent shall be increased to 200% of the Minimum Monthly Rent in effect during the last month of the Lease Term. No acceptance of rent, negotiation of rent checks or other act or omission of Landlord or its agents shall extend the Expiration Date of this Lease other than a writing executed by Landlord giving Tenant permission to remain in occupancy beyond the Expiration Date under the terms of the immediately preceding sentence.

21.  DEFAULT BY TENANT.

     The occurrence of any of the following shall constitute an "Event of Default" under this Lease by Tenant:
     (c) Abandonment or vacation of the Premises by Tenant, or failure to occupy the Premises for a period of ten (10) consecutive days.
     (d) If any of the following occurs: (i) A petition is filed for an order of relief under the federal Bankruptcy Code or for an order or decree of insolvency or reorganization or rearrangement under any state or federal law, and such petition is not dismissed within sixty (60) days after the filing thereof; (ii) Tenant makes a general assignment for the benefit of creditors;
(iii) a receiver or trustee is appointed to take possession of any substantial part of Tenant's assets, unless such appointment vacated within sixty (60) days after the date thereof; (d) Tenant consents to or suffers an attachment, execution or other judicial seizure of any substantial part of its assets or its interest under this Lease, unless such process is released or satisfied within sixty (60) days after the occurrence thereof; or If a court of competent jurisdiction determines that any of the foregoing events is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession), and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the difference between the rent (or other consideration) paid in connection with such transfer and the rent payable by Tenant hereunder. Any assignee pursuant to the provisions of any bankruptcy law shall be deemed without further act to have assumed all of the obligations of the Tenant hereunder arising on or after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.
     (e) The occurrence of any other event that is deemed to be an Event of Default under any other provision of this Lease.

22.  REMEDIES.

     Upon the occurrence of any Event of Default by Tenant, Landlord shall have the following remedies, each of which shall be cumulative and in addition to any other remedies now or hereafter available at law or in equity.

     22.1 Termination of Lease. Landlord can terminate this Lease and Tenant's right to possession of the Premises by giving written notice of termination, and then re-enter the Premises and take possession thereof. No act by Landlord other than giving written notice to Tenant of such termination shall terminate this Lease. Upon termination, Landlord has the right to recover all damages incurred by Landlord as a result of Tenant's default, including:
          (a) The worth at the time of award of any unpaid rent that had been earned at the time of such termination; plus

          (b) The worth at the time of award of the amount by which the unpaid rent that would have been earned after the date of termination until the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided; plus
          (c) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
          (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's default, including, but not limited to expenses for cleaning, repairing or restoring the Premises, (ii) expenses for altering, remodeling or otherwise improving the Premises for the purpose of reletting, (iii) brokers' fees and commissions, advertising costs and other expenses of reletting the Premises, (iv) costs of carrying the Premises such as taxes, insurance premiums, utilities and security precautions, (v) expenses in retaking possession of the Premises, (vi) attorneys' fees and costs, (vii) any unearned brokerage commissions paid in connection with this Lease and (viii) reimbursement of any previously waived or abated Minimum Monthly Rent and/or Additional Rent; plus
          (e) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable California law. As used in paragraphs (a) and (b) above, the "worth at the time of award" shall be computed by allowing interest at the maximum permissible legal rate. As used in paragraph (c) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

     22.2 Continuation of Lease. Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue the Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations), as follows:
          (a) Landlord can continue this Lease in full force and effect without terminating Tenant's right of possession, and Landlord shall have the right to collect rent and other monetary charges when due and to enforce all other obligations of Tenant hereunder. Landlord shall have the right to enter the Property to do acts of maintenance and preservation of the Property, to make alterations and repairs in order to re-let the Property, and/or to undertake other efforts to re-let the Property. Landlord may also remove personal property from the Property and store the same in a public warehouse at Tenant's expense and risk. No act by Landlord permitted under this paragraph shall terminate this Lease unless a written notice of termination is given by Landlord to Tenant or unless the termination is decreed by a court of competent jurisdiction.
          (b) In furtherance of the remedy set forth in this Section, Landlord may re-let the Property or any part thereof for Tenant's account, for such term (which may extend beyond the Lease Term), at such rent, and on such other terms and conditions as Landlord may deem advisable in its sole discretion. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Property. Any rents received by Landlord from such reletting shall be applied to the payment of: (i) any indebtedness other than rent due hereunder from Tenant to Landlord, (ii) the costs of such reletting, including brokerage and attorneys' fees and costs, and the cost of any alterations and repairs to the Property, and (iii) the payment of rent due and unpaid hereunder, including any previously waived or abated rent (if any). Any remainder shall be held by Landlord and applied in payment of future amounts as the same become due and payable hereunder. In no event shall Tenant be entitled to any excess rent received by Landlord after an Event of Default by Tenant and the exercise of Landlord's remedies hereunder. If the rent from such reletting during any month is less than the rent payable hereunder, Tenant shall pay such deficiency to Landlord immediately upon demand.
          (c) Landlord shall not, by any reentry or other act, be deemed to have accepted any surrender by Tenant of the Property or Tenant's interest therein, or be deemed to have terminated this Lease or Tenant's right to possession of the Property or the liability of Tenant to pay rent thereafter to accrue or Tenant's liability for damages under any of the provisions hereof, unless Landlord shall have given Tenant notice in writing that it has so elected to terminate this Lease.
          (d) Tenant acknowledges and agrees that the restrictions on the Transfer of the Lease set forth in Article 18 of this Lease constitute reasonable restrictions on such transfer for purposes of this Section and California Civil Code Section 1951.4.

     22.3 Performance By Landlord. If Tenant fails to pay any sum of money or perform any other act to be performed by Tenant hereunder and such failure continues for fifteen (15) days after notice by Landlord, Landlord shall have the right (but not the obligation) to make such payment or perform such other act without waiving or releasing Tenant from its obligations. All sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the rate specified in Section 22.4, shall be payable to Landlord on demand. Landlord shall have the same rights and remedies in the event of non-payment by Tenant as in the case of default by Tenant in the payment of the rent.

     22.4 Late Charge; Interest on Overdue Payments. The parties acknowledge that late payment by Tenant of Minimum Monthly Rent or any Additional Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impractical to determine, including, but not limited to, processing and accounting charges, administrative expenses, and additional interest expenses or late charges that Landlord may be required to pay as a result of late payment on Landlord's obligations. Therefore, if any installment of Minimum Monthly Rent or Additional Rent is not received by Landlord on the due date, and without regard to whether Landlord gives Tenant notice of such failure or exercises any of its remedies upon an Event of Default, Tenant shall pay a late charge equal to the greater of five percent (5%) of the overdue amount or $100, as Additional Rent hereunder. The parties hereby agree that such late charge represents a fair and reasonable estimate of the damages Landlord will incur by reason of late payment by Tenant. In addition, any amount due from Tenant that is not paid when due shall bear interest at a rate equal to 2% over the then current Bank of America prime or reference rate, but not to exceed the maximum permissible legal rate, from the date such payment is due until the date paid by Tenant. Landlord's acceptance of any interest or late charge shall not constitute a waiver of Tenant's default or prevent Landlord from exercising any other rights or remedies available to Landlord.

     22.5 Landlord's Right to Require Advance Payment of Rent; Cashier's Checks. If Tenant is late in paying any component of rent more than three (3) times during the Lease Term, Landlord shall have the right, upon notice to Tenant, to require that all rent be paid three (3) months in advance. Additionally, if any of Tenant's checks are returned for non-sufficient funds, or if Landlord at any time serves upon Tenant a Three Day Notice to Pay Rent or Quit (pursuant to California Civil Code Sections 1161 et seq. or any successor or similar unlawful detainer statutes), Landlord may, at its option, require that all future rent (including any sums demanded in any subsequent three (3) day notice) be paid exclusively by money order or cashier's check.

23.  DEFAULT BY LANDLORD.

     23.1 Notice to Landlord. Landlord shall not be in default under this Lease unless Landlord fails to perform an obligation required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to each Mortgagee as provided in Section 23.2, specifying the nature of the alleged default; provided, however, that if the nature of the obligation is such that more than thirty (30) business days are required for performance, then Landlord shall not be in default if Landlord commences performance within such 30-day period and thereafter diligently prosecutes the same to completion.

     23.2 Notice to Mortgagees. Tenant agrees to give each mortgagee or trust deed holder on the Premises or the Center ("Mortgagee"), by registered mail, a copy of any notice of default served upon Landlord, provided that Tenant has been previously notified in writing of the address of such Mortgagee. Tenant further agrees that if Landlord fails to cure such default within the time provided for in this Lease, then the Mortgagees shall have an additional thirty
(30) days within which to cure such default, or if such default cannot reasonably be cured within that time, then such additional time as may be necessary if, within said 30 day period, any Mortgagee has commenced and is diligently pursuing the remedies necessary to cure the default (including but not limited to commencement of foreclosure proceedings if necessary to affect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

     23.3 Limitations on Remedies Against Landlord. In the event Tenant has any claim or cause of action against Landlord: (a) Tenant's sole and exclusive remedy shall be against Landlord's interest in the building of which the Premises are a part, and neither Landlord nor any partner of Landlord nor any other property of Landlord shall be liable for any deficiency, (b) no partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction over Landlord), (c) no service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction over the partnership), and no such partner shall be required to answer or otherwise plead to any service of process, (d) no judgment shall be taken against any partner of Landlord and any judgment taken against any partner of Landlord may be vacated and set aside at any time, and (e) no writ of execution will ever be levied against the assets of any partner of Landlord. The covenants and agreements set forth in this Section shall be enforceable by Landlord and/or by any partner of Landlord. If Landlord fails to give any consent that a court later holds Landlord was required to give under the terms of this Lease, Tenant shall be entitled solely to specific performance and such other remedies as may be specifically reserved to Tenant under this Lease, but in no event shall Landlord be responsible for monetary damages (including incidental and consequential damages) for such failure to give consent.

24.  GENERAL PROVISIONS.

     24.2 Arbitration and Mediation: Waiver of Jury Trial. Except as provided in this Section, if any dispute ensues between Landlord and Tenant arising out of or concerning this Lease and if said dispute cannot be settled through direct discussions between the parties, the parties shall first to attempt to settle the dispute through mediation before a mutually acceptable mediator. The cost of mediation shall be divided equally between the parties. Thereafter, any remaining, unresolved disputes or claims shall be resolved by binding arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction. The prevailing party in any such arbitration shall be entitled to recover reasonable costs and attorneys' fees and costs as determined by the arbitrator. Provided, however, that the foregoing provisions regarding mediation and arbitration shall not apply to (a) any issue or claim that might properly be adjudicated in an unlawful detainer proceeding, or (b) to any issue or claim that Landlord elects not to have resolved through arbitration and with respect to which Landlord commences an action in law or equity to determine the same. Without limiting the foregoing, Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim (including any claim of injury or damage and any emergency and other statutory remedy in respect thereof) brought by either against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Premises.

     24.3 Attorneys' Fees. If either party brings any legal action or proceeding, declaratory or otherwise, arising out of this Lease, including any suit by Landlord to recover rent or possession of the Premises or to otherwise enforce this Lease, the losing party shall pay the prevailing party's costs and attorneys' fees and costs incurred in such proceeding. If Landlord issues notice(s) to pay rent, notice(s) to perform covenant, notice(s) of abandonment or comparable documents as a result of Tenant's default under this Lease, and if Tenant cures such default, Tenant shall pay to Landlord the reasonable costs incurred by Landlord, including Landlord's attorneys' fees and costs, of preparation and delivery of same.

     24.4 Authority of Tenant. Tenant represents and warrants that it has full power and authority to execute and fully perform its obligations under this Lease pursuant to its governing instruments, without the need for any further action, and that the person(s) executing this Agreement on behalf of Tenant are the duly designated agents of Tenant and are authorized to do so. Prior to execution of this Lease, Tenant shall supply Landlord with such evidence as Landlord may request regarding the authority of Tenant to enter into this Lease. Any actual or constructive taking of possession of the Premises by Tenant shall constitute a ratification of this Lease by Tenant.

     24.5 Binding Effect. Subject to the provisions of Article 18 restricting transfers by Tenant and subject to Section 24.27 regarding transfer of Landlord's interest, all of the provisions of this Lease shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

     24.6 Brokers. Tenant warrants that it has had no dealings with any real estate brokers or agents in connection with the negotiation of this transaction except only the broker whose name is set forth in the Basic Lease Provisions, and it knows of no other real estate broker or agents who is entitled to a commission in connection with this transaction. Tenant agrees to indemnify, hold harmless and defend the Landlord from and against any obligation or liability to pay any commission or compensation to any other party arising from the act or agreement of Tenant.

     24.7 Construction. The headings and captions used in this Lease are for convenience only and are not a part of the terms and provisions of this Lease. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant, its subtenants and assigns and their respective agents, employees, contractors, and invitees, and any others using the Premises with Tenant's express or implied permission. Any use in this Lease, or in any addendum, amendment or other document related hereto, of the terms "lessor" or "lessee" to refer to a party to this Lease shall be deemed to be references to Landlord and Tenant, respectively.

     24.8 Counterparts. This Lease may be executed in multiple copies, each of which shall be deemed an original, but all of which shall constitute one Lease binding on all parties after all parties have signed such a counterpart.

     24.9 Covenants and Conditions. Each provision to be performed by Tenant shall be deemed to be both a covenant and a condition.

     24.10 Entire Agreement. This Lease, together with, constitutes the entire agreement between the parties with respect to the subject matter hereof. There are no oral or written agreements or representations between the parties hereto affecting this Lease, and this Lease supersedes, cancels, merges any and all previous verbal or written negotiations, arrangements, representations, brochures, displays, models, photographs, renderings, floor plans, elevations, projections, estimates, agreements and understandings if any, made by or between Landlord and Tenant and their agents, with respect to the subject matter, and none thereof shall be used to interpret, construe, supplement or contradict this Lease. This Lease and all amendments thereto is and shall be considered to be the only agreement between the parties hereto and their representatives and agents. There are no other representations or warranties between the parties, and all reliance with respect to representations is solely based upon the representations and agreements contained in this Lease.

     24.11 Exhibits. All exhibits, addenda and riders attached or referred to herein are hereby incorporated herein by reference.

     24.12 Financial Statements. Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as are reasonably requested by Landlord to verify the net worth of Tenant, or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any proposed or actual lender or purchaser of the Premises designated by Landlord any financial statements required by such party to facilitate the sale, financing or refinancing of the Premises, including the past three years' financial statements.

Tenant represents and warrants to Landlord that: (a) each such financial statement is a true and accurate statement as of the date of such statement; and
(b) at all times during the Lease Term or any extension thereof, Tenant's net worth shall not be reduced below Tenant's net worth as of the date of execution of this Lease. All such financial statement shall be received in confidence and shall be used only for the purposes set forth herein. Tenant hereby irrevocably authorizes Landlord to do credit checks or other investigations into Tenant's financial affairs.

     24.13 Force Majeure. If Landlord is delayed in performing any of its obligations hereunder due to strikes, labor problems, inability to procure utilities, materials, equipment or transportation, governmental regulations, weather conditions, riots, insurrection, war or other events beyond Landlord's control, then the time for performance of such obligation shall be extended to the extent reasonably necessary as a result of such event.

     24.14 Governing Law. This Lease shall be governed, construed and enforced in accordance with the laws of the State of California.

     24.15 Joint and Several Liability. If more than one person or entity executes this Lease as Tenant, each of them is jointly and severally liable for all of the obligations of Tenant hereunder.

     24.16 Modification. The provisions of this Lease may not be modified or amended, except by a written instrument signed by both parties.

     24.18 Nondiscrimination. Tenant for itself and its officers, directors, shareholders, partners, principals, employees, agents, representatives, and other related entities and individuals, agrees to comply fully with any and all laws and other requirements prohibiting discrimination against any person or group of persons on account of race, color, religion, creed, sex, marital status, sexual orientation, national origin, ancestry, age, physical handicap or medical condition, in the use occupancy or patronage of the Premises and/or of Tenant's business, Tenant shall indemnify and hold Landlord and its affiliates harmless from and against all damage and liability incurred by Landlord in the event of any violation of the foregoing covenant or because of any event of or practice of discrimination against any such persons or group of persons by Tenant or its officers, directors, shareholders, partners, principals, employees, agents, representatives, and other related entities and individuals in accordance with the indemnification provisions of Article 13.

     24.19 Notice. Any and all notices to either party shall be personally delivered or sent by regular mail, postage prepaid, addressed to the party to be notified at the address specified in Section 1.1 , or at such other address as such party may from time to time designate in writing. Notice shall be deemed delivered on the date of personal delivery or three (3) business days after deposit in the U.S. Mail, certified, return receipt requested.

     24.20 Partial Invalidity. If any provision of this Lease is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease shall not be affected thereby. Each provision shall be valid and enforceable to the fullest extent permitted by law.

     24.21 Quiet Enjoyment. Landlord agrees that Tenant, upon paying the rent and performing the terms, covenants and conditions of this Lease, may quietly have, hold and enjoy the Premises from and after Landlord's delivery of the Premises to Tenant and until the end of the Lease Term, subject, however, to the lien and provisions of any mortgage or deed of trust to which this Lease is or shall become subordinate.

     24.22 Recording. Tenant shall not record this Lease or any memorandum hereof without Landlord's prior written consent.

     24.23 Relationship of the Parties. Nothing contained in this Lease shall be deemed or construed as creating a partnership, joint venture, principal-agent, or employer-employee relationship between Landlord and any other person or entity (including, without limitation, Tenant) or as causing Landlord to be responsible in any way for the debts or obligations of such other person or entity.

     24.25 Rights of Redemption Waived. Tenant hereby expressly waives any and all rights of redemption under any present or future laws in the event Tenant is evicted or dispossessed for any cause, or in the event Landlord obtains possession of the Premises by reason of Tenant's violation of any of the covenants and conditions of this Lease or otherwise.

     24.26 Time of Essence. Time is of the essence of each and every provision of this Lease.

     24.27 Transfer of Landlord's Interest. In the event of a sale, assignment, exchange or other disposition of Landlord's interest in the Premises, other than a transfer for security purposes only, Landlord shall be relieved of all obligations and liabilities accruing hereunder after the effective date of said sale, assignment, exchange or other disposition, provided that any Security Deposit or other funds then held by Landlord in which Tenant has an interest are delivered to Landlord's successor. The obligations to be performed by Landlord hereunder shall be binding on Landlord's successors and assigns only during their respective periods of ownership.

     24.28 Waiver. No provision of this Lease or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed. A waiver of any such breach shall not be deemed a waiver of any preceding or succeeding breach of the same or any other provision. No delay or omission by Landlord in exercising any of its remedies shall impair or be construed as a waiver thereof, unless such waiver is expressly set forth in a writing signed by Landlord. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

          THE SUBMISSION OF THIS LEASE FOR EXAMINATION AND/OR SIGNATURE BY TENANT IS NOT A COMMITMENT BY LANDLORD OR ITS AGENTS TO RESERVE THE PREMISES OR TO LEASE THE PREMISES TO TENANT. THIS LEASE SHALL BECOME EFFECTIVE AND LEGALLY BINDING UPON ONLY UPON FULL EXECUTION AND DELIVERY BY BOTH LANDLORD AND TENANT. UNTIL LANDLORD DELIVERS A FULLY EXECUTED COUNTERPART HEREOF TO TENANT, LANDLORD HAS THE RIGHT TO OFFER AND TO LEASE THE PREMISES TO ANY OTHER PERSON TO THE EXCLUSION OF TENANT.

EXECUTED, by Landlord and Tenant as of the date first written above.


TENANT:                                          LANDLORD:
Sequenom, Inc.                                   Sorrento Business Complex, a Limited
a California corporation                         Partnership, by:  Collins Development Company,
                                                 General Partner


By:/s/ illegible                                 By:/s/ illegible
   ----------------------------------               -------------------------------------
Title:  President CEO Sequenom, Inc.             Title:
      -------------------------------                  ----------------------------------
By:                                              By:/s/ illegible
   ----------------------------------               -------------------------------------
Title:                                           Title:
       ------------------------------                   ---------------------------------

Tenant's Information:

Driver's Lic. No. _______________
SSNEIN __________________________


               FIRST ADDENDUM TO STANDARD INDUSTRIAL GROSS LEASE
               -------------------------------------------------

This Addendum is made to that certain Standard Industrial Gross Lease dated December 4, 1996, by and between Sorrento Business Complex, a Limited Partnership ("Landlord") and Sequenom, Inc., a California corporation ("Tenant") for Suite A, located at 11555 Sorrento Valley Road, San Diego, California, containing approximately 11,971 square feet.

25.  Tenant Improvements:
     -------------------

25.1  Space Plan; Construction: Tenant shall arrange to have tenant improvements
      ------------------------
("Tenant Improvements") constructed in the premises in accordance with plans and specifications ("Plans and Specifications") prepared by Tenant's architect and approved by Landlord and Tenant, which approval shall not be unreasonably withheld, within fifteen (15) days of Tenant's submitting the same to Landlord ("Approval"). Upon full execution of the lease and as soon after the Approval as is reasonably practicable, Tenant shall cause its general contractor to commence construction of the Tenant Improvements and shall thereafter exercise reasonable efforts to complete the Tenant Improvements by April 1, 1997. The rent shall commence April 1, 1997, regardless of whether the Tenant Improvements are completed by Tenant prior to April 1, 1997, or thereafter.

25.2  Tenant Improvement Allowance:  Landlord hereby grants to Tenant a tenant
      ----------------------------
improvement allowance ("Allowance") of Twenty Five Thousand Dollars ($25,000), which Landlord shall pay to Tenant to reimburse Tenant for the cost of the Tenant Improvements. Prior to the commencement of construction of the Tenant Improvements, Tenant shall prepare and submit to Landlord for Landlord's approval a line item construction budget ("Budget") setting forth the cost of the Tenant Improvements. If the Budget (as approved by Landlord) exceeds the Allowance, the excess costs ("Excess Costs") shall he borne by Tenant. The tenant improvement allowance shall be promptly paid to Tenant as follows: fifty percent (50%) upon fifty percent (50%) completion of the work and fifty percent (50%) upon the completion of tenant improvements. Tenant shall request reimbursement of said allowance in writing and provide receipts evidencing the completion of the construction, together with lien releases, building permits and any other documentation reasonably required by Landlord. If Tenant does not complete such Tenant Improvements by April 30, 1997, the allowance shall expire and Landlord shall have no obligation to further supply said allowance.

25.3  Changes to Tenant Improvements:  Should Tenant desire to make any changes
      -------------------------------
or additions to the Tenant Improvements, Tenant shall request such changes in writing, which request shall be accompanied by a sufficiently detailed description of the requested changes or additions, and, if reasonably requested by Landlord, a set of working drawings for such requested changes or additions. Landlord shall have the right to approve such requested changes or additions, or disapprove such requested changes or additions if, in the Landlord's good faith judgment, the requested changes or additions will have an adverse effect on the value of the premises for reletting. If Landlord approves such requested changes or additions, Tenant shall bear 100% of the cost (if any) attributable to such changes or additions. Any increased costs due to delays in the work caused by the integration of such changes or additions, any delays in the work to be done by Tenant, and any deficiencies, errors or omissions in any plans, specifications or other documents provided by Tenant shall be paid by Tenant.

26.  Option to Renew.  Provided Tenant is not in default under the term of this
     ----------------
Lease beyond applicable cure periods, and provided further that no condition exists that, with the giving of notice or the passage of time or both would constitute a default under this Lease, Tenant shall have the option (the "Option") to extend the term of this Lease for one (1) additional period of two
(2) years upon all of the terms and conditions of the Lease, other than the Minimum Monthly Rent, which shall be determined as described below. The Option must be exercised, if at all, by Tenant giving Landlord written notice of the exercise thereof no less than one hundred eighty (180) days prior to the expiration of the Lease Term. Any failure of Tenant to give due notice of its exercise of the Option within such time shall constitute an irrevocable election on the part of Tenant not to exercise the Option.

The Minimum Monthly Rent during the Option Term shall be the then "Fair Market Rental Value" of the Premises, as defined below; provided, however, that in no event shall the Minimum Monthly Rent for any portion of the Option Term be less than the Minimum Monthly Rent in effect for the last month of the Term immediately preceding the commencement of the Option Term, regardless of any determination of a Fair Market Rental Value pursuant to the other provisions of this Section that would result in a lower Minimum Monthly Rent. Upon exercise of the Option, Landlord and Tenant shall, in good faith, attempt to reach a mutually acceptable Fair Market Rental Value of the Premises and consequent Minimum Monthly Rent for the Option Term.

If Landlord and Tenant cannot agree upon the Fair Market Rental Value within thirty (30) days of Tenant's exercise of the Option, then, within five (5) days thereafter, Landlord and Tenant shall each select and notify the other of the name of an "Evaluator," who, for purposes of the Lease, shall be an independent and impartial real estate professional (such as a licensed real estate agent) having more than ten years' experience in the leasing of space comparable to the Premises. Each Evaluator shall promptly proceed to select a third Evaluator, who shall have the aforesaid qualifications of an Evaluator. Such third Evaluator shall determine the Fair Market Rental Value of the Premises and shall deliver to both Landlord and Tenant a copy of such determination within thirty
(30) days after his or her appointment as the third Evaluator. The parties agree that the third Evaluator's determination as aforesaid shall be considered as the Fair Market Rental Value of the Premises and shall be conclusive and binding upon Landlord and Tenant. If the original two Evaluators shall fail to agree upon the selection of a third Evaluator, the same shall be designated by the president of the San Diego Board of Realtors, or any successor organization thereto. Landlord and Tenant shall each pay any fees of their own Evaluator and shall share equally the fees of the third Evaluator, if any.

As used herein, the term "Fair Market Rental Value" shall mean the then-prevailing rental for space comparable to the Premises in the Sorrento Valley area of the City of San Diego that a willing, comparable Tenant would pay to a willing Landlord, neither of whom is compelled to rent, at arms length during a term as the case may be on all of the terms and conditions of the Lease (other than the Minimum Monthly Rent, which is to be determined pursuant to this Section, and taking into account the option lease term elected by Tenant). The determination of Fair Market Rental Value shall also include any appropriate adjustments over the term of the Option Term in the Minimum Monthly Rent based on the cost of living or otherwise, including any minimums and maximums in the adjustment thereof.

27.  Right of First Offer on Adjacent Space.  Provided that Tenant is not in
     --------------------------------------
default under the terms of this Lease beyond applicable cure periods, and provided that no condition exists that with the giving of notice or the passage of time or both would constitute a default under this Lease, Landlord agrees that it will offer to lease any unleased portion of 11555 Sorrento Valley Road (the "Additional Space") to Tenant prior to offering the Additional Space to any other person. Tenant shall have ten (10) days after receipt of such offer to accept or reject the same. Tenant's failure to accept the same in writing unconditionally and without change within such 10-day period shall constitute a rejection of such offer. The rental rate and term of occupancy applicable to the Additional Space shall be as set forth in this Lease, except that (i) the Minimum Monthly Rent shall be increased by the proportion that the square footage of the Premises is thereby increased, effective upon the date possession of the Additional Space is delivered to Tenant (thereby resulting in the same per-square-foot rate as then applicable to the initial Premises), (ii) Tenant shall not be entitled to any abated rent or rental concession, notwithstanding any such items as may have been contained it this Lease, and (iii) Tenant's share of Maintenance and Repairs, excess Real Property Taxes, excess insurance costs and other items (and any impound thereof) shall be increased by the proportion that the square footage of the Premises is thereby increased, effective upon the date possession of the Additional Space is delivered to Tenant. If Landlord's offer is rejected or deemed rejected, then Landlord shall be free to let the Additional Space covered by such offer to any person, on terms and conditions determined by Landlord (which may be more or less advantageous than those offered to Tenant).

28.  Replacement/Upgrade of HVAC System.  Notwithstanding anything to the
     ----------------------------------
contrary contained in the Lease, in the event the existing HVAC equipment serving the Premises requires replacement during the Lease Term. Landlord shall not include in the cost of Maintenance or Repairs the expense of any replacement HVAC system with capacity substantially similar to the existing HVAC system.
The parties acknowledge that Tenant may desire to increase the HVAC capacity serving the Premises and may elect (subject to all of the other terms and conditions of this Lease) to install additional HVAC equipment serving the Premises. However, in order to achieve efficiencies of equipment expense and air handling in the Premises, Tenant agrees to give Landlord the opportunity to replace the existing HVAC equipment serving the Premises with a system with an increased capacity equal to that of the existing system plus that of the additional system planned by Tenant. If Landlord elects to replace the existing HVAC system at the time of such upgrade, then Landlord shall undertake to do such work, and Tenant shall only pay the increased cost of the system attributable to the increase in the system's capacity required by Tenant. In no event shall Tenant be required to pay more that it otherwise would have paid for an additional, separate system. Landlord shall have the right to require Tenant's contribution to be deposited with Landlord prior to the commencement of the work.

For example, if the replacement of Landlord's system would have cost $200,000 and if Tenant's additional HVAC equipment would have cost $40,000, and if a single system with a capacity equal to the combined capacities of the Landlord's initial system and Tenant's additional system costs $220,000, then Tenant's contribution shall be $20,000.

29.  Additional Rent; Audit at Election of Tenant.  Notwithstanding my provision
     --------------------------------------------
in Section 4.6 to the contrary, Tenant shall have the right to audit Landlord's determination of any Additional Rent due with an accounting firm reasonably acceptable to Landlord. If such accounting firm shall determine that Landlord's determination of any Additional Rent is overstated by more than five (5) percent. Landlord shall bear the cost of such audit. The determination of such accounting firm shall be final. Any overpayments or underpayment shall be subject to the provisions of Section 4.5 herein.

30.   Damage or Destruction; Condemnation.
      -----------------------------------

30.1 Notwithstanding anything in Section 16.9 to the contrary, if any damage, by any casualty occurs that decreases the rentable square footage of the Premises by 25% or more, and if the remaining portion of the Premises is insufficient for Tenant's use, and if such damage is expected to take or shall take more than one hundred twenty (120) days to repair or if such casualty occurs during the last six (6) months of the then-current term of the Lease, then Tenant may terminate this Lease within 30 days of the occurrence of such damage.

30.2 Notwithstanding anything in Section 17.1 to the contrary, if any Condemnation occurs that permanently decreases the rentable square footage of the Premises by 25% or more, and if the remaining portion of the Premises is insufficient for Tenant's use, the lease will terminate at Tenants electing with 30 days written notice.

31.  Non-Disturbance.  Notwithstanding anything in Section 19.1 to the contrary,
     ---------------
Tenant's obligation to subordinate this Lease (and the automatic subordination of this Lease under the terms of Section 19.1) shall, with respect to all future ground leases, mortgages, deeds of trust and other security instruments, be conditioned upon Tenant having first have received an executed non-disturbance agreement wherein such ground lessor, mortgagee or beneficiary agrees not to disturb Tenant's right to quiet possession and other rights under this Lease so long as Tenant pays the rent and performs its other obligations under this Lease.

32.  Limit on Additional Rent in First Lease Year.  Notwithstanding anything in
     --------------------------------------------
Section 29 to the contrary, if any amounts due under the Lease are based upon Tenant's Rentable Square Footage in the Building (including, without limitation, excess Real Property Taxes, excess insurance premiums and Utilities), during the first Lease Year Tenant's Rentable Square Footage shall be 9,515 square feet until such time as Tenant occupies and makes use of the space comprising 2,500 square feet and identified on Exhibit A as the "Other Lease Area," during which time Tenant's Rentable Square Foot shall increase to 11,971 square feet. The foregoing provision shall have no force or effect after the first Lease Year.

32.  Early Occupancy.  Tenant shall have the right to occupy the Premises
     ---------------
beginning March 15, 1997. Tenant shall not be responsible for the payment of minimum monthly rent during such early occupancy.

33.  Balance of Any Overpaid Impound Amounts. If a positive balance of any
     ---------------------------------------
impound account under Section 4.5 exists as of the date the term of this Lease expires or has otherwise terminated, then such overpayment shall be paid by Landlord to Tenant promptly after the expiration or the termination of this Lease.

34.  Documentation of Additional Rent Charges.  At Tenant's request, Landlord
     ----------------------------------------
shall provide documentation reasonably satisfactory to Tenant concerning Tenant's obligation to pay excess Real Property Taxes or personal property taxes under Section 8.1 and/or 8.3, and Tenant's obligation to pay excess insurance premiums under Section 9.4.

35.  Calculation of Excess Real Property Taxes.  Notwithstanding the provisions
     -----------------------------------------
of Section 8.2 to the contrary, Landlord agrees not to impose upon Tenant any charges for excess real property taxes attributable to assessments or other Real Property Taxes not paid over the longest period of time permitted by law without penalty or additional charge.

36.  Utility Interruption.  Notwithstanding anything set forth in Article 10 to
     --------------------
the contrary, if any failure or interruption of utilities lasts more than fifteen (15) consecutive days, and if such failure or interruption is caused by the sole negligence of Landlord, Tenant shall be entitled to an equitable abatement of rent commencing after such fifteenth (15th) day to the extent such failure or interruption interferes with Tenant's operations.

37.  Permitted Transfers.  Notwithstanding the provisions of Section 18.1,
     -------------------
Landlord's consent shall not be required to any Transfer in the event of any merger of Tenant into or with any other entity, sale of Tenant as a going concern, or any corporate consolidation or reorganization of Tenant, so long as the combined entity has a net worth and current assets ratio at least equal to that of Tenant at the time of such event and Tenant promptly gives Landlord notice thereof.

38.  Remedies.  Sections 2l(a), 21(b) and 2l(c) are hereby deleted and replaced
     --------
with the following:

               (a) Failure to pay when due the rent or any other monetary sums required hereunder if such failure continues for ten (10) days after written notice by Landlord to Tenant. Landlord's notice described herein is intended to satisfy, and is not in addition to, any and all legal notices required prior to commencement of an unlawful detainer action, including without limitation the notice requirements of California Code of Civil Procedure Sections 1161 et seq.

               (b) Failure to perform any other agreement or obligation of Tenant hereunder, if such failure continues for thirty (30) days after written notice by Landlord to Tenant, except as to those Events of Default that are non-curable, in which case no such grace period shall apply (provided, however, that if such default cannot be cured within such thirty
     (30) day period, then so long as Tenant is diligently pursuing a cure, such period shall be extended for up to one hundred twenty (120) days). Landlord's notice described herein is intended to satisfy, and is not in addition to, any and all legal notices required prior to commencement of an unlawful detainer action, including without limitation the notice requirements of California Code of Civil Procedure Sections 1161 et. seq.

               (c) Abandonment or vacation of the Premises by Tenant, or failure to occupy the Premises for a period of ten (10) consecutive days, unless Tenant continues to pay rent and is performing it other obligations under this Lease..

39.  Late Charge.  Notwithstanding Section 22.4, Landlord shall only impose the
     -----------
late charge required under Section 22.4 for the first late payment in any twelve
(12) month period only after thirty (30) days have elapsed from the date such payment was due.

40.  Financial Statements.  Notwithstanding Section 24.12, so long as Sequenom,
     --------------------
Inc. has not assigned or sublet the Premises or any part thereof, Landlord agrees that Tenant's year-end financial statements for the year immediately past shall be sufficient financial statements for the purposes described in Section 24.12.

41.  Rules and Regulations.  With respect to the Rules and Regulations, Landlord
     ---------------------
agrees not to unreasonably withhold or delay its consent to the installation of any aerial, satellite dish, transceiver or other electronic communication equipment under Section 2 of the Rules and Regulations. Additionally, Landlord agrees that Section 7 of the Rules and Regulations shall not prohibit Tenant from maintaining a microwave oven, toaster or coffee machine in the Premises.

42. Notice to Lender.  In Section 9.3. the words "Landlord's lender" that
    ----------------
appear in two places are hereby replaced with the words "Landlord's lender of which Tenant is given written notice."

All other terms and conditions of said Lease shall remain in full force and effect.


Sequenom, Inc.,                             Sorrento Business Complex, a Limited
a California corporation                    Partnership

By:  /s/ Fareed Kureshy                     By:  Collins Development Company,
    ---------------------------------            General Partner

By:    President                                By  /s/ Robert Petersen
    ---------------------------------              ----------------------------
                                                By   Robert Petersen

            "Tenant"                                      "Landlord"


Date      2/13/97                               Date      2/18/97
      ---------------                                  ------------------

              SECOND AMENDMENT TO STANDARD INDUSTRIAL GROSS LEASE
              ---------------------------------------------------

This Second Amendment ("Second Amendment") is made to that certain Standard Industrial Gross Lease dated December 12, 1996, and amended 3/31/98, (the "Master Lease") by and between Sorrento Business Complex, a Limited Partnership ("Landlord") and Sequenom, Inc., a California Corporation ("Tenant"), for Suite A, located at 11555 Sorrento Valley Road, San Diego, California, containing approximately 11,971 square feet, which was subsequently expanded to 15,784 square feet, per the First Amendment.

                                    RECITALS

     A. Tenant desires to increase its square footage by an additional 940 square feet on the second floor of the building located at 11555 Sorrento Valley Road, San Diego, California.

     B. Tenant desires to increase its square footage by 1,210 square feet of warehouse area located at 11575 Sorrento Valley Road, Suite 207.

     C. Tenant desires to occupy both of these additional premises for the duration of the existing lease, which term ends on March 31, 2000.

The lease is hereby amended as follows:

     Section 1.2  Description of Premises:  Tenant square footage shall increase
     ------------------------------------
by an additional 940 square feet, known as Suite G, located at 11555 Sorrento Valley Road, San Diego, California, and an additional 1,210 square feet, known as Suite 207, located at 11575 Sorrento Valley Road, San Diego, California, (each a "Premise" and collectively, the "Premises"). The total square footage shall be 17,934 square feet.

     Section 1.3  Commencement Date on Expansion Area:  The commencement date
     ------------------------------------------------
for Suite G, consisting of 940 square feet, at 11555 Sorrento Valley Road, shall be December 15, 1998. The commencement date for Suite 207, located at 11575 Sorrento Valley Road, consisting of 1,210 square feet, shall be November 1, 1998.

     Section 3.2 Delay in Commencement:  If Landlord can not deliver possession
     ---------------------------------
of either expansion Premise to Tenant on such Premises commencement date specified in this Second Amendment for any reason, Landlord shall not be subject to any liability therefore. Such non-delivery shall not affect the validity of the Master Lease nor the obligation of the Tenant hereunder, provided, however,
(a) Tenant shall not be obligated to pay rent for either of the expansion Premises until the possession of such Premise is delivered to Tenant, and (b) if the possession of either of the Premises is not delivered to Tenant within sixty
(60) days of such Premises commencement date, Tenant may at its sole discretion elect to terminate this Second Amendment with respect to the undelivered Premise by delivering written notice to Landlord within ten (10) days thereafter, in which event the parties shall be discharged from all further obligations hereunder.

     Section 1.4 Lease Term:  The Premises shall be leased co-terminus with the
     ----------------------
master lease and shall begin on the commencement date and end on the last day of the calendar month of March, 2000, the expiration of the Master Lease.

     Section 1.5 Minimum Monthly Rent:  If the premises are not delivered to the
     --------------------------------
Tenant on such Premises' respective commencement date, the rent listed below will be reduced pro rata for each day (including the commencement day) that Tenant is unable to occupy the undelivered Premise.

     11/1/98-            $24,628 per month;
     12/15/98-3/13/99    $25,850 per month.
     4/1/99-3/31/2000    $26,978 per month.

     Tenant Improvements:  Landlord, at Landlord's sole expense, shall provide
     -------------------
the following:

     1. The existing electrical, mechanical, lighting and plumbing systems to be in good working order for both Suite G and Suite 207 within the Sorrento Business Complex upon the commencement date of the lease.

     2. Suite G, located at 11555 Sorrento Valley Road, shall be re-painted and if Tenant reasonably determines that the carpet needs to be replaced, it will be replaced at building standard.

     3. Suite 207, located at 11575 Sorrento Valley Road, shall be cleaned and will be provided on an "as is" basis, provided that Tenant shall agree to the "as is" basis immediately prior to its occupancy of such Premise. By taking possession of the Premises, Tenant acknowledges that it has examine the Premises and accepts the condition of the Premises as to "good working order" as used in this Second Amendment. All of the provisions of the Master Lease regarding acceptance of the Premises shall apply to both Suite G and Suite 207.

All other terms and conditions contained in the Master Lease shall remain in full force and effect.


Sequenom, Inc.,                                   Sorrento Business Complex, a Limited
a California Corporation                          Partnership, by:  Collins Development Collins
                                                  Development Company, General Partner
By   /s/  Steve Zaniboni                                    By   /s/ Robert Petersen
   ------------------------------                                ---------------------------------------
By                                                          By   /s/  Robert Petersen
   ------------------------------                                ---------------------------------------

     "Tenant"                                               "Landlord"

Date     11/2/98                                                Date     11/19/98
     ----------------------------                                  -------------------------------------

              THIRD AMENDMENT TO STANDARD INDUSTRIAL GROSS LEASE
              --------------------------------------------------

This Third Amendment ("Third Amendment") is made to that certain Standard Industrial Gross Lease dated December 12, 1996, and amended 3/31/98 and 11/2/98, (the "Master Lease") by and between Sorrento Business Complex, a Limited Partnership ("Landlord") and Sequenom, Inc., a California Corporation ("Tenant"), for Suite A, located at 11555 Sorrento Valley Road, San Diego, California, containing approximately 11,971 square feet, which was subsequently expanded to 15,784 square feet, per the First Amendment and 17,934 square feet per the Second Amendment.

                                    RECITALS

     A. Tenant desires to increase its square footage by an additional 5,105 square feet of space on the second floor of the building located at 11555 Sorrento Valley Road, San Diego, California.

     B. Tenant desires to extend its lease term for an additional two (2) years through 3/31/2002.

The lease is hereby amended as follows:

     Section 1.2 Description of Premises:  Tenant square footage shall increase
     ------------------------------------
by an additional 5,105 square feet, known as Suite F & H, located at 11555 Sorrento Valley Road, San Diego, California. The total square footage shall be 23,039 square feet.

     Section 1.3 Commencement Date of Rent on Expansion Area:  The commencement
     --------------------------------------------------------
date for Suite F & H shall be February 1, 1999.

     Section 3.2 Delay in Commencement:  If Landlord can not deliver possession
     ----------------------------------
of the expansion premises to Tenant on such premises commencement date specified in this Third Amendment for any reason, Landlord shall not be subject for liability therefore. Such non-delivery shall not affect the validity of the Master Lease nor the obligation of the Tenant hereunder; provided, however, (a) Tenant shall not be obligated to pay rent for the expansion premises until the possession of Suite F & H is delivered to Tenant, and (b) if the possession of Suite F & H is not delivered to Tenant within sixty (60) days of such commencement date, Tenant may at its sole discretion elect to terminate the Third Amendment with respect to the undelivered premises by delivering written notice to Landlord within ten (10) days thereafter, in which event the parties shall be discharged from all further obligations with regard to the expansion premises hereunder.

     Section 1.4 Lease Term:  The lease term shall be extended for an additional
     -----------------------
two (2) years, commencing April 1, 2000 and ending on the last day of the calendar month of March, 2002, the new expiration date of the lease.

     Section 1.5 Minimum Monthly Rent:  If the expansion premises in Suite F & H
     ---------------------------------
are not delivered to the Tenant on such premises' commencement date, the rent listed below will be reduced pro rata for each day (including the commencement day) that Tenant is unable to occupy the undelivered expansion premise.

     Section 1.5 Minimum Monthly Rent Continued:
     -------------------------------------------

The minimum monthly rent shall be as follows:

     2/1/1999 - 3/31/2000     $32,942 per month
     4/1/2000 - 3/31/2001 -   $46,087 per month
     4/1/2001 - 3/31/2002 -   $47,921 per month

     1.  Tenant Improvement Allowance:  Landlord hereby grants to Tenant a
     ---------------------------------
Tenant Improvement Allowance ("Allowance") of Twenty-Five Thousand Dollars ($25,000), which Landlord shall pay to Tenant to reimburse Tenant for the Cost of the Tenant Improvements. Prior to the commencement of construction of the Tenant Improvements, Tenant shall prepare and submit to Landlord for Landlord's reasonable approval a line item construction budget

("Budget") setting forth the costs of Tenant Improvements,. If the Budget (as approved by Landlord) exceeds the Allowance, the excess costs ("Excess Costs") shall be borne by Tenant. The Tenant Improvement Allowance shall be promptly paid to Tenant upon completion of the Tenant Improvements. Tenant shall request reimbursement of said allowance in writing and provide receipts evidencing the completion of the construction, together with lien releases, appropriate building permits and any other documentation reasonably required by Landlord. If Tenant does not complete such Tenant Improvements by December 31, 1999, the allowance shall expire and Landlord shall have no obligation to further supply said allowance.

     It is understood that the premises shall be cleaned and is being provided on an "as is" basis, provided that Tenant agrees to the "as is" basis immediately prior to its occupancy of the expansion area. By taking possession of the premises, Tenant acknowledges that it has examined the expansion premises and accepts the condition of the expansion premises as to "good working order" as used in this Third Amendment. All of the provisions of the Master Lease regarding acceptance of the premises shall apply to the expansion suites.

     Right of First Offer on Remaining Space in Building:  During the entire
     ----------------------------------------------------
Term prior to leasing or offering to lease any space in the Building contiguous to the Premises on the open market, Landlord agrees to first offer the space to Tenant, 2/99 - 3/00 $.28/sq ft, 4/00 - 3/01 $2.00/sq ft, 4/01 - 3/02 $2.08/sq
ft, for such space as determined by the Landlord in its sole discretion. If, within five (5) business days of such an offer, Tenant agrees to rent such space, the Additional Space shall be included in the Premises and be leased to Tenant under the offered terms. If Landlord's offer is rejected or deemed rejected, then Landlord shall be free to let the Additional Space to any person, on terms and conditions as may be acceptable to Landlord. If Landlord has not received a proposal from a potential tenant that leads to the consummation of the lease for the Additional Space within four (4) months of the date Tenant rejects or is deemed to have rejected Landlord's offer, then Landlord shall not let the Additional Space without re-offering the same to Tenant pursuant to the Terms of this Section.

All other terms and conditions contained in the Master Lease remain in full force and effect.

                                      Sorrento Business Complex, a
                                      Limited Partnership, by:  Collins
Sequenom, Inc.,                       Development Company,
a California Corporation              General Partner

By:  /s/    Steve Zaniboni            By:  /s/     illegible
     ---------------------------           -------------------------

By:  /s/    illegible                 By:  /s/     illegible
     ---------------------------           -------------------------

               "Tenant"                        "Landlord"

Date:  2/12/99                        Date:  2/19/99
       --------------                        ----------------